UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLIMB GLOBAL SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLIMB GLOBAL SOLUTIONS, INC.
4 Industrial Way West, 3rd Floor
Eatontown, New Jersey 07724
MESSAGE FROM THE BOARD OF DIRECTORS
Dear Climb Global Solutions Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Meeting”) of Climb Global Solutions, Inc., a Delaware corporation (“Climb” or the “Company”), which is scheduled to be held on June 2, 2026 at 10:00 a.m., Eastern Daylight Time, and any postponements or adjournments thereof. This year’s Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. We believe that hosting a virtual meeting promotes stockholder participation regardless of location while reducing costs to our stockholders and the Company. You will be able to attend the Meeting and submit questions and vote during the Meeting via live audio webcast: www.virtualshareholdermeeting.com/CLMB2026.
Your Chair,

John McCarthy
The accompanying Notice of Annual Meeting of Stockholders and proxy statement are first being made available to stockholders beginning April 24, 2026.

CLIMB GLOBAL SOLUTIONS, INC.
4 Industrial Way West, 3rd Floor
Eatontown, New Jersey 07724
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2026
Dear Stockholders:
Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Meeting”) of Climb Global Solutions, Inc., a Delaware corporation (the “Company”), is scheduled to be held on June 2, 2026 at 10:00 a.m., Eastern Daylight Time, via live audio webcast, for the following purposes, which are more fully described in the accompanying proxy statement:
1.
To vote upon the election of four directors to the Company’s Board of Directors (the “Board”), each to serve until the 2027 Annual Meeting of Stockholders and until their successor is duly elected and qualified (Proposal 1);

2.	To vote upon a non-binding, advisory resolution to approve the executive compensation of the Company’s named executive officers, as described in the accompanying proxy statement (Proposal 2);
3.	To vote upon the approval of the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan, as described in the accompanying proxy statement (Proposal 3);
4.	To vote upon the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 4); and
5.	To transact such other business as may properly come before the Meeting and any postponement or adjournment thereof.
The Board recommends a vote “FOR” the election of each of the Company’s four nominees for directors named in the accompanying proxy statement and a vote “FOR” each of Proposal 2, 3 and 4.
You will be able to attend the Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2026. In order to participate and vote at the Meeting (and to be considered present in person), you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting. You will not be able to physically attend the Meeting.
The close of business on April 6, 2026, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any postponement or adjournment thereof. A list of these stockholders will be open for examination by any stockholder, for any purpose germane to the meeting, for a period of 10 calendar days ending on the day before the date of the Meeting at our principal executive offices, located at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, and electronically during the Meeting at www.virtualshareholdermeeting.com/CLMB2026 when you enter your control number. The Meeting may be adjourned from time to time. At any adjourned meeting, action with respect to matters specified in this notice may be taken without further notice to stockholders, unless required by law or the Company’s Amended and Restated Bylaws (the “Bylaws”).
Whether or not you expect to attend the Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet site described on your proxy card or voting instruction form provided to you, (ii) calling the toll-free number in your proxy card or voting instruction form provided to you, or (iii) completing, signing, dating and returning the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States, or voting instruction form provided to you. If your shares are held in street name, you will receive a voting instruction form from the holder of record. Regardless of the number of shares that you own, your vote is important. Thank you for your continued support, interest, and investment in the Company.

By Order of the Board of Directors,

/s/ John McCarthy
Chairman

April 24, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 2, 2026.
The accompanying proxy statement, the accompanying proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available free of charge at www.proxyvote.com. Information on this website, other than this proxy statement, is not a part of this proxy statement.
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The accompanying proxy statement provides a detailed description of the business to be conducted at the Meeting. We urge you to read the accompanying proxy statement carefully and in its entirety.

CLIMB GLOBAL SOLUTIONS, INC.
4 Industrial Way West, 3rd Floor
Eatontown, New Jersey 07724
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Climb Global Solutions, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 2, 2026 at 10:00 a.m., Eastern Daylight Time, and at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You will be able to attend the Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2026. In order to participate in the Meeting, you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.
The approximate date on which this proxy statement and the accompanying proxy card is first being made available to the Company’s stockholders is April 24, 2026.
On March 20, 2026, the Company effected a four-for-one forward stock split of our issued Common Stock (the “Stock Split”) and a proportionate increase in the number of shares of the Company’s authorized Common Stock from 10,000,000 to 40,000,000. Shares began trading on a split-adjusted basis on March 23, 2026. All share and per share information throughout this proxy statement has been retroactively adjusted to reflect the Stock Split.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Why am I receiving this proxy statement?
The Board is soliciting your proxy vote for the Meeting because you owned shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 6, 2026 (the “Record Date”) for the Meeting, and therefore, are entitled to vote at the Meeting on the following proposals:
•	Proposal 1: The election of the four directors to serve on the Board, each until the 2027 Annual Meeting of Stockholders and until their successor is duly elected and qualified;
•	Proposal 2: The approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described in this proxy statement;
•	Proposal 3: The approval of the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan;
•	Proposal 4: The ratification of the appointment of Deloitte & Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	Stockholders may also consider and take action upon such other matters as may properly come before the Meeting and any postponement or adjournment thereof.
THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES
ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.
When and where will the Meeting be held?
The Meeting is scheduled to be held on June 2, 2026, at 10:00 a.m., Eastern Daylight Time. The Meeting will be held exclusively online via live webcast. We are continuing with a virtual format for our Meeting by leveraging the latest technology to provide expanded access, while remaining committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate in the virtual meeting as they would at an in-person meeting. The virtual format allows stockholders to participate in more public company annual meetings from any location around the world, at no cost to them. While you will not be able to attend the Meeting at a physical location, as a stockholder of the Company, you will be able to attend the Meeting online, vote your shares electronically and submit questions during the Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2026. You must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.

Who is soliciting my vote?
The Board, on behalf of the Company, is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the Meeting, and at any adjournment or postponement of the Meeting, whether or not you attend the Meeting. By completing, signing, dating, and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of Common Stock at the Meeting as you have instructed.
You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement. In addition, none of the information on the other websites, if any, listed in this proxy statement is part of this proxy statement. Such website addresses are intended to be inactive textual references only.
What are the Board’s recommendations?
Our Board recommends that you vote by proxy with respect to the proposals as follows:
•
“FOR” the election of John McCarthy, Andy Bryant, Dale Foster and Paul Giovacchini to serve on the Board, each until the 2027 Annual Meeting of Stockholders and until their successor is duly elected and qualified;

•	“FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described in this proxy statement;
•	“FOR” the approval of the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan; and
•	“FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Who is entitled to vote at the Meeting?
The Board has set the close of business on April 6, 2026 as the Record Date for the Meeting. You are entitled to notice and to vote if you were a stockholder of record of Common Stock, as of the close of business on the Record Date. You are entitled to one vote on each proposal for each share of Common Stock you held as of the Record Date. Your shares of Common Stock may be voted at the Meeting only if you are present in person or your shares are represented by a valid proxy. At the close of business on the Record Date, there were 18,468,068 shares of our Common Stock issued, outstanding and entitled to vote at the Meeting.
What is the difference between a stockholder of “record” and a “street name” holder?
If your shares of Common Stock are registered directly in your name, you are considered the stockholder of record with respect to such shares. The Company sent the proxy materials directly to you. The proxy card accompanying this proxy statement will provide information regarding internet and telephone voting for record holders.
If your shares of Common Stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to such shares. You are considered to be the beneficial owner of such shares and such shares are said to be held in “street name,” and the proxy materials are being forwarded to you by that organization. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. If you hold your shares in “street name,” please instruct your bank, broker, trust or other nominee how to vote your shares using the voting instruction form provided by your bank, broker, trust or other nominee so that your vote can be counted. The voting instruction form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.

What constitutes a quorum?
Our Bylaws provide that the presence in person or by proxy of holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote at the Meeting constitutes a quorum, which is required to hold and conduct business at the Meeting. Shares are counted as present at the Meeting if:
•	you are present in person at the Meeting; or
•	your shares are represented by a properly authorized and submitted proxy (submitted over the Internet, by telephone or by mail).
If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trust or other nominee and such broker, bank, trust or other nominee submits a proxy covering your shares. Broker non-votes (as described below) also count as present for purposes of determining a quorum. In the absence of a quorum or for any other reason, the Meeting may be adjourned, from time to time, by the chairman of the meeting or the Chair of our Board (“Board Chair”). Additionally, in the absence of a quorum, the Meeting may be adjourned, from time to time, by a majority vote of the stockholders present in person or represented by proxy and entitled to vote. If the adjournment is not for more than thirty days, the adjourned Meeting may be held without any notice other than an announcement at the Meeting.
How do I attend and vote at the Meeting?
You will be able to attend the Meeting and vote and submit questions during the Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CLMB2026. In order to be considered present at the Meeting and vote your shares, you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.
Online access to the audio webcast will open approximately 15 minutes prior to the start of the Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the Meeting prior to the start time. If you encounter any difficulties accessing or hearing the Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Meeting log-in page.
How do I submit a question at the Meeting?
As part of the Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the Meeting that are pertinent to the Company and the Meeting matters.
Stockholders may submit questions during the Meeting using the “Ask a Question” field on the virtual Meeting website. You will need to log in to www.virtualshareholdermeeting.com/CLMB2026 with your 16-digit control number found on your proxy card, voting instruction form or notice that you received previously to submit a question.
Only stockholders that have accessed the Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend and vote at the Meeting?” will be permitted to submit questions during the Meeting. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Annual Report on Form 10-K;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made at the Meeting;
•	in furtherance of only a certain stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Meeting as determined by the chairman of the meeting or Secretary in their reasonable judgment.

How do I vote my shares without attending the Meeting?
The process for voting your shares depends on how your Common Stock is held. Generally, you may hold Common Stock in your name as a “stockholder of record” or in an account with a broker, bank, trust or other nominee (i.e., in “street name”). If your shares are registered in your name, you may vote your shares in person at the Meeting or by proxy whether or not you attend the Meeting.
You may also vote using any of the following methods:
•
By Internet — Stockholders of record may submit proxies over the Internet at www.proxyvote.com, as described in the Internet voting instructions on the proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for Internet voting availability.

•
By Telephone — Stockholders of record may submit proxies by telephone by calling (866) 414-9273 if in the United States or Canada, as described in the telephone voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for telephone voting availability.

•
By Mail — Stockholders of record may submit proxies by completing, signing and dating the proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks, trusts or other nominees and mailing them in the accompanying pre-addressed envelopes.

Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Meeting. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on June 1, 2026. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.
How can I change my vote or revoke my proxy?
As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before your shares are voted at the Meeting. Stockholders of record may revoke a proxy prior to the Meeting by (i) delivering a written notice of revocation that is dated later than the date of your proxy to the attention of the Corporate Secretary at our offices at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724, (ii) signing and delivering a later-dated proxy over the Internet, by telephone or by mail, that we receive no later than 11:59 p.m. Eastern Daylight Time on June 1, 2026 or (iii) attending and voting at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a broker, bank, trust, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust, or other nominee.
How will my shares be voted?
Stockholders of record as of the close of business on the Record Date, are entitled to one vote for each share of Common Stock held on each matter to be voted upon at the Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the four Board nominees (Proposal 1); “FOR” the non-binding, advisory resolution approving the compensation of the Company’s named executive officers (Proposal 2); “FOR” the approval of the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan (Proposal 3); and “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 4). Validly executed proxy cards will be voted in the discretion of the proxy holders with respect to any other matters that may properly come before the Meeting.

What is discretionary voting? What is a broker non-vote?
A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the stockholder who owns the shares in “street name” has not provided any voting instructions to the broker on that matter. The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. Proposal 1, Proposal 2 and Proposal 3 are considered non-discretionary matters, and a broker lacks the authority to vote uninstructed shares at their discretion on such proposals. Proposal 4 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. If your shares are held in street name, please follow the voting instructions that you receive from that institution. The institution will not be able to vote your shares on any of the proposals except the ratification of the appointment of Deloitte unless you have provided voting instructions. Broker non-votes are not treated as entitled to vote for all other matters proposed for a vote at the meeting, so they will have no effect on those matters.
What is the effect of abstentions and broker non-votes on voting?
Abstentions and broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum. Because the election of each director nominee will require a plurality of the shares of Common Stock present in person or represented by proxy entitled to vote at the Meeting, “withhold” votes have no effect on the outcome of Proposal 1. Abstentions may not be specified with respect to Proposal 1. To approve the advisory vote on the compensation of the Company’s named executive officers, the approval of the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan and to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending 2026, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the same effect as a vote against such matters. Broker non-votes are not treated as entitled to vote on Proposals 1, 2 and 3, so they will have no effect on those matters. Proposal 4 is considered a discretionary matter, and we do not expect there will be broker non-votes on this proposal.
Could other matters be decided at the Meeting?
We do not expect any other items of business will be presented for consideration at the Meeting other than those described in this proxy statement. However, by completing, signing, dating, and returning the proxy card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Meeting.
Who will count the votes?
All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Meeting in accordance with our Bylaws, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
When will the voting results be announced?
The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Meeting. If our final voting results are not available within four business days after the Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
What vote is required with respect to the proposals?
Election of Directors. Pursuant to our Bylaws, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is necessary for the election of directors under Proposal 1 at the Meeting. This means that the nominees receiving the highest number of “FOR” votes of the shares entitled to be voted in the election of directors will be elected. You may vote “FOR ALL” all Board nominees, “WITHHOLD ALL” your vote as to all Board nominees, or “FOR ALL EXCEPT” one or more specific nominees from whom you “WITHHOLD” your vote. There is no “against” option. Shares voting “WITHHOLD” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated and your shares will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Therefore, “WITHHOLD” votes will not affect the outcome of Proposal 1. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will have no effect on the outcome of Proposal 1. Shares may not be voted for more than the number of director nominees listed on the submitted proxy card and stockholders may not cumulate votes.
Non-binding Resolution to Approve Compensation for Named Executive Officers. The approval of a non-binding, advisory resolution approving the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 2. While the vote on Proposal 2 is advisory and will not be binding on the Company or the Board, the Board will review the results of the voting on this proposal and take it into consideration when making future decisions regarding executive compensation as we have done in this and previous years.
Approval of the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan. The approval of the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on Proposal 3, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 3.
Ratification of Auditors. The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 4, the abstention will have the same effect as an “AGAINST” vote. Proposal 4 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
Who will pay for the solicitation of proxies?
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy card, the Notice of Annual Meeting of Stockholders, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Proxies may be solicited by telephone, facsimile, electronic mail or personal solicitation. Our directors, officers, and employees may also solicit proxies for no additional compensation.
Do I have appraisal or dissenters’ rights?
None of the applicable Delaware law, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), nor our Bylaws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this proxy statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

CORPORATE GOVERNANCE
Role of the Board of Directors
In accordance with the General Corporation Law of the State of Delaware and our Certificate of Incorporation and Bylaws, our business, property and affairs are managed under the direction of the Board. Although our non-employee directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board and committees of the Board.
Our Board believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity consistent with our fiduciary responsibilities. The following section provides an overview of the Company’s corporate governance structure, including key governance documents that guide the Board and management in the performance of their duties.
Corporate Governance Highlights
The Board and management regularly review best practices in corporate governance and are committed to a structure that fosters principled actions, informed and effective decision-making, and appropriate monitoring of compliance and performance. The Company’s current practices are highlighted below:

Stockholders Rights		Structural Protections
✔	Annual Election of All Directors	✔	3 of 4 Director Nominees are Independent
✔	Annual Say-on-Pay Voting	✔	Executive Sessions without Management
✔	No Stockholder Rights Plan (Poison Pill)	✔	Board and Committee Risk Oversight
✔	Stockholder Right to Amend Bylaws	✔	Anti-Hedging and Anti-Pledging Policies
✔	Active Stockholder Engagement Efforts	✔	Fully Independent Board Committees
✔	Code of Ethics and Business Conduct and Anti-Corruption, applicable to all directors, officers and employees	✔	Clawback Policy for the Recovery of any Erroneously Received Executive Compensation
		✔	Stock Ownership Requirements for Executive Officers and Non-Employee Directors

The Company places significant importance on corporate governance and business ethics. The Board is composed of independent directors, other than the CEO, with diverse backgrounds who bring a wealth of knowledge and business experience to the Company.
The Company is committed to fostering an effective risk management environment to serve the interests of the Company, its customers, and its stockholders. The Board has adopted the Code of Ethics and Business Conduct and Anti-Corruption Policies to make clear its expectation for the conduct of our directors, officers and employees.
Board Leadership Structure
The Board believes it is appropriate to separate the roles of Chief Executive Officer (“CEO”) and Board Chair as a result of the demands of and differences between each role. John McCarthy serves as the Board Chair. Dale Foster serves as our CEO and as a member of our Board. Our Board believes that this leadership structure provides the most efficient and effective leadership model for our Company by enhancing the ability of the Board Chair and CEO to provide clear insight and direction of business strategies and plans to both the Board and management. Separating the CEO and Board Chair roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board’s governance and oversight role, while facilitating strong day-to-day executive leadership.
The duties and responsibilities of our Board Chair include: (i) chairing Board meetings, including presiding over all executive sessions of the Board (without management present) at regularly scheduled Board meetings; (ii) consulting with the CEO on such other matters as are pertinent to the Board and the Company; (iii) working with management to determine the information and materials provided to Board members; (iv) creating Board meeting schedules, agenda and other information provided to the Board; (v) the authority to call meetings of the independent directors; (vi) serving as principal liaison between the independent directors and the CEO and between the independent directors and senior management; and (vii) being available for direct communication and consultation with stockholders upon request. Our CEO is responsible for setting the strategic direction for the Company, with guidance from the Board. The CEO is also responsible for the day-to-day leadership and performance of the Company, while the Board Chair provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board.
Another key component of our leadership structure is our strong governance practices designed to ensure that the Board effectively carries out its responsibility for the oversight of management. All of our directors, except Mr. Foster, are independent, and all Board committees are comprised entirely of independent directors. Our independent directors meet at each Board meeting in regularly scheduled executive sessions (not less than twice per year) and may schedule additional executive sessions as appropriate. Members of management do not attend these executive sessions. The Board has full access to the management team at all times. In addition, the Board or any committee thereof may retain, on such terms as determined by the Board or such committee, as applicable, in its sole discretion, independent legal, financial and other consultants and advisors to assist the Board or committee, as applicable, in discharging its oversight responsibilities.
Board Oversight of Risk Management
Our Board believes that overseeing how management manages the various risks we face is one of its most important responsibilities to the Company’s stakeholders. The Board believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is the responsibility of the full Board. In carrying out this critical duty, the Board meets regularly with key members of management holding primary responsibility for management of risk in their respective areas.
The Audit Committee oversees the Company’s enterprise risk management framework, including risks relating to financial reporting, operational performance, regulatory compliance, cybersecurity, data privacy, and other emerging risks. As part of this oversight, the Audit Committee periodically reviews and discusses with management the Company’s major risk exposures and the policies and procedures in place to monitor and mitigate such risks. The Audit Committee also reviews internal controls related to information technology and cybersecurity and receives reports on the Company’s incident response plans, including any significant cybersecurity events or data breaches and the associated remediation efforts.
Meetings of the Board of Directors
The Board met seventeen times in 2025. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board and meetings of each committee of the Board on which such director served during 2025.
Communication with the Board of Directors; Director Attendance at Annual Meetings
Stockholders may communicate with a member or members of the Board by addressing their correspondence to the Board member or members c/o the Corporate Secretary, Climb Global Solutions, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724. Our Corporate Secretary will review the correspondence and forward it to the chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or our business, or is similarly inappropriate. Our Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with Board members about issues affecting our Company, we encourage our directors to attend each annual meeting of stockholders. All of the directors then serving on the Board attended last year’s annual meeting of stockholders.
Director Independence
The Board has determined that the following directors are independent under the NASDAQ listing standards: Messrs. Bryant, McCarthy and Giovacchini and Ms. Gold.
Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (each, a “Committee” and collectively, the “Committees”).

Audit Committee. The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee: (i) monitors the integrity of the Company’s financial statements, financial reporting process and internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent registered public accounting firm; (ii) provides an avenue of communication among the independent registered public accounting firm, management, and our outsourced internal auditors, and our Board; and (iii) oversees the Company’s enterprise risk management framework, including risks relating to financial reporting, operational performance, regulatory compliance, cybersecurity, data privacy, and other emerging risks. The current members of the Audit Committee are Messrs. Bryant (Chair), McCarthy and Giovacchini, each of whom is independent as defined by the NASDAQ listing standards and applicable SEC rules. The Board has determined that Mr. Bryant meets the criteria as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met four times during 2025.
The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available on our website at https://www.climbglobalsolutions.com/investors/ in the Governance Documents section under the Governance tab.
Compensation Committee. The Compensation Committee charter provides that the Compensation Committee shall be comprised of no fewer than two members. Further, the Compensation Committee charter details the principal functions of the Compensation Committee, including: (i) reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and based on such evaluation recommending the compensation of our Chief Executive Officer to the independent members of the Board for consideration; (ii) recommending the compensation of the other executive officers to the Board for consideration; (iii) reviewing and recommending to the Board (or, with respect to the CEO, the independent members of the Board) for approval the following as they affect the executive officers: employment and severance arrangements and change in control provisions affecting any elements of compensation and benefits; (iv) making recommendations to the Board with respect to cash incentive compensation plans and equity-based plans and to perform such duties and responsibilities as may be assigned to the Committee under the terms of such plans; (v) reviewing and recommending the compensation of the Company’s non-employee directors to the Board for consideration; and (vi) assisting management in complying with our proxy statement and annual report disclosure requirements. Under its charter, the Compensation Committee may retain independent consultants and advisors (such independence to be determined pursuant to Nasdaq Listing Rules) to advise the committee on compensation issues requiring outside expertise. The current members of the Compensation Committee are Mr. Giovacchini (Chair), McCarthy and Ms. Gold, each of whom is independent as defined by the NASDAQ listing standards. Ms. Gold is not standing for re-election, and her term will end at the Meeting. The Compensation Committee met two times during 2025.
The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at https://www.climbglobalsolutions.com/investors/ in the Governance Documents section under the Governance tab.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee shall be comprised of no fewer than three members. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next Annual Meeting of Stockholders or to fill vacancies on the Board. The Nominating and Corporate Governance Committee also oversees the Company’s corporate governance practices and procedures, and ensures the Board has a formal succession plan for executive management. Currently, the members of the Nominating and Corporate Governance Committee are Ms. Gold (Chair) and Messrs. Bryant and McCarthy each of whom is independent as defined by the NASDAQ listing standards. Ms. Gold is not standing for re-election, and her term will end at the Meeting. The Nominating and Corporate Governance Committee met two times during 2025.
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The Nominating and Corporate Governance Committee charter is available in the Governance Documents section under the Governance tab of our website at https://www.climbglobalsolutions.com/investors.
Director Nominations
Nominees may be recommended by directors, members of management, or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements described below and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the Board. Each director candidate will be evaluated by the Nominating and Corporate Governance Committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a Company stockholder or by others. The Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The Nominating and Corporate Governance Committee will also review the independence of each candidate and other qualifications of all director candidates, as well as consider questions of possible conflicts of interest between director nominees and our Company.
After the Nominating and Corporate Governance Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the nominee for approval by the Board. If the Nominating and Corporate Governance Committee decides to recommend the director nominee for approval by the Board and such recommendation is accepted by the Board, our proxy solicitation will include the director nominee.
In addition to the candidates nominated by the Board pursuant to the recommendations of the Nominating and Corporate Governance Committee in the manner set forth above, the Nominating and Corporate Governance Committee will consider recommendations for nominations submitted by our stockholders. Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to: Corporate Secretary, Climb Global Solutions, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended, and any other information the stockholder believes would be helpful to the Nominating and Corporate Governance Committee in evaluating the individual recommended.
In its assessment of each potential candidate, the Nominating and Corporate Governance Committee will review the nominee’s professional ethics, integrity and values, skills, judgment, experience, independence, commitment to representing the long-term interests of the stockholders, understanding of our Company’s or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee seeks to identify candidates representing diverse thought and experience at policy-making levels in business, management, marketing, finance, human resources, communications, risk and compliance and in other areas that are relevant to our activities. The Nominating and Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill their responsibilities to our Company. After full consideration, the stockholder proponent will be notified of the decision of the Nominating and Corporate Governance Committee.
Director Compensation and Arrangements
Non-employee members of the Board receive compensation for their services on the Board. The Company’s non-employee director compensation program is designed to provide a competitive compensation package that assists the Board in attracting and retaining highly qualified individuals with the experience and judgment necessary to oversee the Company. The Board also seeks to align a substantial portion of non-employee director compensation with the Company’s long-term performance and stockholder interests.
The Compensation Committee regularly reviews the compensation of non-employee directors, including market data provided by its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), and makes recommendations to the Board regarding the non-employee director compensation program. The Board approves the non-employee director compensation program after considering the Compensation Committee’s recommendations.
Non-employee director compensation consists of a combination of cash retainers and annual equity grants of restricted stock.
Each non-employee director receives a cash retainer of $15,000 per quarter for service on the Board, as well as reimbursement of reasonable expenses incurred in connection with Board service. In addition, the non-executive Board Chair receives an additional annual retainer of $40,000, the Chair of the Audit Committee receives an additional annual retainer of $25,000, and the Chair of each of the Nominating and Corporate Governance Committee and the Compensation Committee receives an additional annual retainer of $15,000.
Each non-employee director receives an annual grant of restricted stock after the annual meeting of stockholders with a target value of $100,000, with the number of shares determined based on the trailing ten-day volume weighted average price of the Company’s Common Stock ending on the date of grant. The amounts reported in the table below, however, reflect the grant-date fair value of those awards as determined under ASC 718 and, as a result, may differ from the target value used to size the awards. The restricted stock awards are granted under the 2021 Plan and vest at the earlier of (i) the Company’s next annual meeting of stockholders and (ii) one year from the date of grant.
As more fully described under “Corporate Governance – Stock Ownership Guidelines,” pursuant to our Stock Ownership Guidelines, non-employee directors are required to own Common Stock worth three times the cash portion of their annual directors’ fees paid in cash. Our non-employee directors must be in compliance with the Stock Ownership Guidelines within five years of the date on which they become subject to the Stock Ownership Guidelines.
2025 Director Compensation
The following table sets forth information regarding the compensation earned by or awarded to each person who served as a non-employee director during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($) (1)	Total ($)
Jeff Geygan(2)	13,333	—	13,333
John McCarthy(3)	97,917	98,609	196,526
Andy Bryant	85,000	98,609	183,609
Gerri Gold(4)	76,250	98,609	174,859
Greg Scorziello(5)	35,000	—	35,000
Kimberly Boren(6)	43,750	—	43,750
Paul Giovacchini(7)	53,750	98,609	152,359

(1)
On June 13, 2025, each of Messrs. Bryant, McCarthy and Giovacchini and Ms. Gold received a grant of 3,768 shares of restricted stock. The number of shares granted was determined based on the trailing ten-day volume weighted average price of the Company’s Common Stock ending on June 13, 2025. The Stock Awards column reflects the aggregate grant date fair value of these awards, computed in accordance with FASB ASC Topic 718, based on the $26.17 closing price of the Company’s Common Stock on the date of grant. As of December 31, 2025, each of Messrs. Bryant, McCarthy and Giovacchini and Ms. Gold held 3,768 unvested stock awards outstanding, and no non-employee director held any option awards outstanding. See Note 9, “Stockholder’s Equity and Stock Based Compensation,” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the assumptions used in determining these values.

(2)	The fees earned or paid in cash amount represents payments to Mr. Geygan during 2025 through the date of his resignation from the Board on February 28, 2025.
(3)
The fees earned or paid in cash amount represents prorated payments to Mr. McCarthy based on his service during 2025 in Board leadership positions, including non-executive Board Chair from January 28, 2025 through December 31, 2025 and Chair of the Compensation Committee from January 1, 2025 through January 28, 2025.

(4)
The fees earned or paid in cash amount represents prorated payments to Ms. Gold based on her service during 2025 in Board leadership positions, including Chair of the since disbanded Risk and Security Committee from January 1, 2025 through March 28, 2025, Chair of the Compensation Committee from March 28, 2025 through June 3, 2025 and Chair of the Nominating and Corporate Governance Committee from June 3, 2025 through December 31, 2025.

(5)
The fees earned or paid in cash amount represents payments to Mr. Scorziello during 2025 through the date of the Company’s 2025 annual meeting of stockholders, June 3, 2025. Mr. Scorziello did not stand for re-election as a director at the Company’s 2025 annual meeting of stockholders.

(6)
The fees earned or paid in cash amount represents payments to Ms. Boren during 2025 through the date of the Company’s 2025 annual meeting of stockholders, June 3, 2025. Ms. Boren did not stand for re-election as a director at the Company’s 2025 annual meeting of stockholders.

(7)	The fees earned or paid in cash amount represents payments to Mr. Giovacchini during 2025 since his election to the Board on April 21, 2025.
Short-Selling, Hedging and Pledging Prohibitions
We do not permit our directors, executive officers or employees, or any of their designees, to speculate in the Common Stock of Climb Global Solutions, Inc., which includes, without limitation, “short-selling” and/or buying publicly traded options. We also do not permit our directors, executives or employees, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted to the employee or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the employee or director. In addition, we also do not permit our directors, executives or employees, or any of their designees, to hold the Company’s equity securities in a margin account or pledge the Company’s equity securities as collateral for a loan.

Code of Ethics and Business Conduct and Anti-Corruption Policies
The full text of the Code of Ethics and Business Conduct and Anti-Corruption Policies, which applies to all employees, officers, and directors of the Company, including our Chief Executive Officer and Chief Financial Officer, is available in the Governance Documents section under the Governance tab of our website at http://www.climbglobalsolutions.com/. The Company will disclose any amendment to, or waiver from, a provision of the Code of Ethics and Business Conduct and Anti-Corruption Policies that applies to our Chief Executive Officer and Chief Financial Officer on our investor relations website.
Family Relationships
There are no family relationships among any of the executive officers and directors of the Company.
Clawback Policy
The Company maintains a clawback policy in compliance with SEC rules and NASDAQ listing standards (the “Clawback Policy”). Our Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former executive officers of incentive-based compensation (i.e., incentive compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation actually received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as exhibit 19.1 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading.
Stock Ownership Guidelines
We have adopted Stock Ownership Guidelines requiring our non-employee directors and executive officers to own a certain amount of shares of our Common Stock. The Board believes that stock ownership by directors and executive officers helps to align their interests with those of the Company. Pursuant to the Stock Ownership Guidelines, non-employee directors are required to own Common Stock worth three times the cash portion of their annual directors’ fees paid in cash, the Chief Executive Officer is required to own Common Stock worth five times their base salary and the other executive officers are required to own Common Stock worth three times their base salary. For purposes of the Stock Ownership Guidelines, shares subject to unvested or unearned PSUs are not counted towards the number of shares owned by an executive officer or non-employee director. Our non-employee directors and executive officers must be in compliance with the Stock Ownership Guidelines within five years of the date on which they become subject to these guidelines. As of December 31, 2025, each of our non-employee directors and executive officers covered by the Stock Ownership Guidelines have met or are expected to meet their respective stock ownership requirement before the required time frame.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not currently grant stock options or similar awards as part of our equity compensation programs, and we do not have any policies with respect to the timing of awards of options or similar awards in relation to the disclosure of material nonpublic information. If we were to grant any stock options or similar awards in the future, we expect that we would adopt a policy not to time the grant of stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and likewise not time the public release of such information based on stock option grant dates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Common Stock as of April 6, 2026, by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock, (ii) each of the directors (including the nominees for director), (iii) the Company’s named executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The beneficial ownership percentages set forth in the following table are based on 18,468,068 shares of Common Stock outstanding as of April 6, 2026.

Name	Number of Shares Beneficially Owned	Percent
Directors (including all nominees) and Named Executive Officers
Dale Foster(1)	294,760	1.6%
Charles Bass(2)	113,488	*
John McCarthy(3)	81,876	*
Matthew Sullivan(4)	75,732	*
Timothy Popovich(5)	46,936	*
Gerri Gold(6)	41,856	*
Andy Bryant(7)	28,864	*
Paul Giovacchini(8)	14,992	*
All Directors (including all nominees) and executive officers as a group (8 persons)(9)	698,504	3.8%
Beneficial owners of more than 5% of Common Stock
BlackRock, Inc.(10)	1,202,172	6.5%
Survivor’s Trust u/a Eighth - E&M Shea Revocable Trust and Descendant’s Trust u/a Tenth - E&M Shea Revocable Trust(11)	1,160,764	6.3%
Wasatch Advisors LP(12)	1,124,524	6.1%
De Lisle Partners LLP(13)	987,952	5.3%
AltraVue Capital, LLC(14)	981,924	5.3%

*	Less than one percent
To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares beneficially owned, which are set forth opposite such person’s name. Unless otherwise noted below, the information as to beneficial ownership is based upon statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the SEC, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but such security is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.
The address for each director and executive officer of the Company is c/o Climb Global Solutions, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.
(1)	Includes 39,728 shares of unvested Restricted Stock. Mr. Foster is a member of our Board and our CEO.
(2)	Includes 16,696 shares of unvested Restricted Stock. Mr. Bass is our Vice President and Chief Alliances Officer.
(3)	Mr. McCarthy is a member of our Board
(4)	Includes 16,356 unvested RSUs. Mr. Sullivan is our Vice President and Chief Financial Officer.
(5)	Includes 10,612 unvested RSUs. Mr. Popovich is our Vice President and Chief Operating Officer.
(6)	Ms. Gold is a member of our Board.
(7)	Mr. Bryant is a member of our Board.
(8)	Mr. Giovacchini is a member of our Board.
(9)	Includes 83,392 shares of unvested Restricted Stock.
(10)
Based solely on information provided by BlackRock, Inc. in a Schedule 13G, filed with the SEC on January 29, 2024. The address for BlackRock, Inc. is 50 Hudson Yard, New York, New York 10001. Based on a review of the Schedule 13G filed with the SEC on January 29, 2024, BlackRock, Inc. beneficially owned 1,202,172 shares as of December 31, 2023, with sole voting power as to 1,194,588 shares, shared voting power as to 0 shares, sole dispositive power as to 1,202,172 shares, and shared dispositive power as to 0 shares.

(11)
Based on information provided in the most recent proxy questionnaire completed by John C. Morrissey, the trustee for E&M Shea Revocable Trusts. The Survivors u/a Eighth - E&M Shea Revocable Trust holds 584,384 shares with the balance of the shares held in the Descendant’s Trust. u/a Tenth - E&M Shea Revocable Trust. The address for the E&M Revocable Trusts is 655 Brea Canyon Road, Walnut, California 91789.

(12)
Based solely on information provided by Wasatch Advisors LP in a Schedule 13G, filed with the SEC on August 14, 2025. The address for Wasatch Advisors LP is 505 Wakara Way, 3rd Floor, Salt Lake City, 84108. Based on a review of the Schedule 13G filed with the SEC on

August 14, 2025, Wasatch Advisors LP beneficially owned 1,124,524 shares as of June 30, 2025, with sole voting power as to 1,073,184 shares, shared voting power as to 0 shares, sole dispositive power as to 1,124,524 shares, and shared dispositive power as to 0 shares.
(13)
Based solely on information provided by De Lisle Partners LLP in a Schedule 13G, filed with the SEC on February 11, 2026. The address for De Lisle Partners LLP is 3 Firs Lane, Poole, BH14 8JG, United Kingdom. Based on a review of the Schedule 13G filed with the SEC on February 11, 2026, De Lisle Partners LLP beneficially owned 987,952 shares as of December 31, 2025, with sole voting power as to 987,952 shares, shared voting power as to 0 shares, sole dispositive power as to 987,952 shares, and shared dispositive power as to 0 shares.

(14)
Based solely on information provided by AltraVue Capital, LLC in a Schedule 13G, filed with the SEC on March 3, 2026. The address for AltraVue Capital, LLC is 11747 NE 1st Street, Suite 205, Bellevue, WA 98005-3018. Based on a review of the Schedule 13G filed with the SEC on March 3, 2026, AltraVue Capital, LLC beneficially owned 981,924 shares as of March 2, 2026, with sole voting power as to 153,704 shares, shared voting power as to 828,220 shares, sole dispositive power as to 981,924 shares, and shared dispositive power as to 0 shares.

PROPOSAL 1

ELECTION OF DIRECTORS
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following four individuals for election to the Board at the Meeting. If elected, each director nominee will hold office until the 2027 Annual Meeting of Stockholders and until her or his successor is elected and qualified. On April 20, 2026, Ms. Gold informed the Board that she will not stand for re-election as a member of the Board and will retire at the expiration of her term at the Meeting. In connection with Ms. Gold’s retirement, the Board has resolved to reduce the size of the Board to four, effective as of the commencement of the Meeting.
The accompanying proxy will be voted for the election as directors of the nominees listed below unless the proxy contains contrary instructions. There are no arrangements or understandings pursuant to which a Company nominee for election as director is proposed to be elected, other than with a director or officer acting solely in that capacity. Each of the Company’s nominees has consented to serve as a nominee, be named in this proxy statement and to serve as a director if elected, and management has no reason to believe that any of the Company’s nominees will not be a candidate or will be unable to serve as a director. However, in the event that any of the Company’s nominees should become unable or, for good cause, unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the directors.
Set forth below is certain information, as of April 6, 2026, with respect to each nominee:

Name	Age	Principal Occupation and Experience, Qualification, Attributes or Skills	Director Since
John McCarthy	62
Mr. McCarthy has served as a director of the Company since June 2019, and as Board Chair since January 2025. Mr. McCarthy most recently served as President and Chief Executive Officer of Mainline Information Systems, a nationally recognized technology solution provider, from April 2009 to May 2022. Mr. McCarthy previously held executive management positions with EMC, StorageApps, CNT, MCData and Virtual Iron. Mr. McCarthy served as a member of the board of directors of Nasuni Corporation until November 2019, and currently serves as a member of the Board for Buchanan Technologies and RedJet Entertainment, and a member of the Board of Trustees for Providence College. Mr. McCarthy received a Bachelor of Science degree in Marketing from Providence College. The Board believes that Mr. McCarthy’s qualifications to serve on the Board include his substantial industry and executive leadership experience.
			June 2019

Andy Bryant	70
Mr. Bryant has served as a director of the Company since July 2019. Mr. Bryant spent most of his career at Arrow Electronics, Inc. and Avnet, Inc., both Fortune 500 companies focused on supply chain services for electronic components and enterprise computing solutions globally. From April 2008 until his retirement in May 2016, Mr. Bryant held executive management positions with Arrow Electronics, Inc. Mr. Bryant was named President of the company’s Enterprise Computing Solutions business in 2008 and specified as an executive officer of the corporation. He served as the Chief Operating Officer of the company from May 2014 to May 2016. Prior to his tenure at Arrow, he served as President of Avnet’s global operating groups and as a Senior Vice President of Avnet, Inc. He was specified as a corporate officer of Avnet in 1996 and became an executive officer in 1999. Mr. Bryant received a Bachelor of Arts degree in History from the University of Maryland. The Board believes that his qualifications to serve on the Board include his years of experience in the technology distribution industry.
			July 2019

Name	Age	Principal Occupation and Experience, Qualification, Attributes or Skills	Director Since

Dale Foster	62
Mr. Foster was appointed our Chief Executive Officer and elected to our Board in January 2020. Mr. Foster previously held the positions of President of Lifeboat Distribution, Inc., a subsidiary of the Company, from July 2019 to January 2020 and Executive Vice President of the Company from January 2018 to July 2019. Mr. Foster served as Executive Vice President and General Manager of Promark Technology Inc. (“Promark”), which operated as a subsidiary of Ingram Micro Inc. From November 2012 until January 2018. From 1997 until Promark was acquired by Ingram Micro Inc. in 2012, Mr. Foster served as President and Chief Executive Officer of Promark, a value-added distributor with the core focus of distributing emerging data storage and virtualization solutions. Mr. Foster is a graduate of the Rochester Institute of Technology, where he earned a Bachelor’s of Technology in Electrical Engineering. Mr. Foster also holds an Associate’s degree in Electrical Engineering from Alfred State College. The Board believes that his qualifications to serve on the Board include his years of experience in the technology distribution industry, as well as his executive leadership experience.
			January 2020

Paul Giovacchini	68
Mr. Giovacchini has served as a director of the Company since April 2025. Mr. Giovacchini currently serves as the Lead Independent Director of TPI Composites, Inc. (“TPI”), a global manufacturer of wind blades, having served in this role since May 2020. Mr. Giovacchini previously served as Chairman of TPI’s board of directors from October 2006 to May 2020. Mr. Giovacchini is currently an independent consulting advisor to Advantage Capital Management Corporation, executing and managing private equity and debt investments, serving in this role since October 2021. He is also an independent consulting advisor to Ares Management LLC (“Ares”), liquidating private equity investments since January 2023. He previously served as an independent consulting advisor to Landmark Partners, Inc. (“Landmark”), also managing and liquidating private equity investments from April 2014 to January 2023, until Ares' acquisition of Landmark. Prior to April 2014, he served as a Principal of Landmark since 2005. Mr. Giovacchini is also a director of TS-Polder Holdings, LLC, a designer and manufacturer of consumer home goods; Medefy Health Inc., a healthcare benefits navigation, mobile platform and cost containment provider; and Exum Instruments Inc., a provider of innovative user-friendly next generation instruments for analytical chemistry. Mr. Giovacchini holds an A.B. in Economics from Stanford University and an M.B.A. from Harvard University. The Board believes that his qualifications to serve on the Board include his years of board and executive leadership experience.
			April 2025

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION
OF EACH OF THE COMPANY’S NOMINATED DIRECTORS.

EQUITY COMPENSATION PLAN INFORMATION
Stock Plans
The 2021 Omnibus Incentive Plan (the “2021 Plan”) authorizes the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Units, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights. The 2021 Plan was approved by the Company’s stockholders at the 2021 Annual Meeting in June 2021. The total number of shares of Common Stock initially available for award under the 2021 Plan was 2,000,000 shares. As of December 31, 2025, the number of shares of Common Stock available for future award grants to employees, officers, and directors under the 2021 Plan is 351,678.
Securities Authorized For Issuance Under Equity Compensation Plans
The following table sets forth information, as of December 31, 2025, regarding securities issuable pursuant to outstanding awards and securities remaining available for future issuance under the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Stock Awards	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(4)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(1)	576,034(2)	—	351,678(3)
Total	576,034	—	351,678

(1)	Includes the 2021 Plan. See “Stock Plans” above in this proxy statement.
(2)
This amount includes shares subject to outstanding restricted stock, RSUs and PSUs granted under the 2021 Plan. With respect to the PSUs, the amount included in column (a) reflects the maximum number of shares that may be issued assuming maximum performance is achieved. The actual number of shares issued, if any, will depend on the level of performance achieved.

(3)
Represents shares remaining available for future issuance under the 2021 Plan after giving effect to outstanding restricted stock, RSUs and PSUs reflected in column (a), with the PSUs counted at maximum payout.

(4)	The Company has no options, warrants or rights outstanding under an equity compensation plan, and restricted stock, RSUs and PSUs do not have an exercise price.

EXECUTIVES AND EXECUTIVE COMPENSATION
Our Executives
Set forth below are the name, age, present title, principal occupation and certain biographical information for our executive officers as of April 6, 2026, all of whom have been appointed by and serve at the discretion of our Board.

Name	Age	Position
Dale Foster	62	Chief Executive Officer
Matthew Sullivan	39	Vice President and Chief Financial Officer
Charles Bass	61	Vice President and Chief Alliances Officer
Timothy Popovich	47	Vice President and Chief Operating Officer

Dale Foster’s biography is set forth on page 16 of this proxy statement under the heading “Proposal 1: Election of Directors.”
Matthew Sullivan was appointed Vice President and Chief Financial Officer in January 2025. Mr. Sullivan joined the Company in January 2019 and served as the Company’s Chief Accounting Officer from February 2022 to January 2025. Mr. Sullivan served as Vice President, Corporate Controller of the Company from March 2020 to February 2022, and as Director of Financial Reporting from January 2019 to March 2020. Prior to joining the Company, Mr. Sullivan was Director of Accounting at Jackson Hewitt from November 2016 to January 2019. Prior to joining Jackson Hewitt, Mr. Sullivan began his professional career in public accounting, including five years with BDO USA. Mr. Sullivan received a Bachelor of Science in Accounting from Kutztown University.
Charles Bass was appointed Chief Alliances Officer in January 2025 after having served as Chief Marketing Officer from December 2020 to January 2025 and Vice President of Alliances and Marketing at Climb Channel Solutions (formerly Lifeboat Distribution) since January 2018. Prior to joining Lifeboat Distribution, he was the Vice President of Channel Sales at Blue Medora, an IT monitoring and integration company, from October 2016 to December 2017. Mr. Bass was the Vice President of Channel Sales at Tegile Systems, a high growth storage start-up that was acquired by Western Digital, from July 2015 to October 2016. Before joining Tegile Systems, he served as Promark Technology’s Vice President of Vendor Alliances and Marketing from November 2010 to July 2015. He joined the board of directors of Promark Technology in 2012 and was part of the management team that successfully executed Promark Technology’s acquisition by Ingram Micro in the fourth quarter of 2012. He also has experience at Hewlett Packard (NYSE: HPQ) and LeftHand Networks where he was responsible for channel sales in North America for StorageWorks and LeftHand Networks products respectively. Prior to Hewlett Packard and LeftHand Networks, he held various sales leadership positions at Brocade Communications Systems, McDATA Corporation, and IBM. Mr. Bass received a Bachelor of Arts degree in Economics from Vanderbilt University and a Masters of Business Administration from the University of Tennessee.
Timothy Popovich was appointed Vice President and Chief Operating Officer in February 2024. Mr. Popovich has held various leadership positions at Climb Channel Solutions, a wholly owned subsidiary of the Company (“Climb Channel”), since first joining in October 2003. Mr. Popovich has served as the President and Chief Operating Officer of Climb Channel since August 2023. Prior to August 2023, Mr. Popovich served as President North America from June 2022, Executive Vice President Sales and Operations from January 2021 to May 2022, and Vice President of Sales North America from January 2019 to December 2020. Mr. Popovich holds a Bachelor of Arts in Communications from Wilkes University, and a Professional Certificate in Sales Management from Rutgers University.

COMPENSATION DISCUSSION AND ANALYSIS
Overview and Named Executive Officers
The Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program, identifies the elements of compensation and explains the compensation objectives and practices for the Company’s named executive officers for the fiscal year ended December 31, 2025. The Company’s named executive officers (“named executive officers” or “NEOs”) for the fiscal year ended December 31, 2025 are:

Name	Principal Position
Dale Foster	Chief Executive Officer
Matthew Sullivan	Vice President and Chief Financial Officer
Charles Bass	Vice President and Chief Alliances Officer
Timothy Popovich	Vice President and Chief Operating Officer
Vito Legrottaglie(1)	Former Vice President and Chief Information Officer
Andrew Clark(2)	Former Vice President and Chief Financial Officer

(1)	Mr. Legrottaglie served as Chief Information Officer and Vice President of the Company until June 13, 2025.
(2)
Mr. Clark served as Chief Financial Officer and Vice President of the Company until January 10, 2025. Because Mr. Clark’s employment terminated prior to the Compensation Committee’s and the Board’s determinations regarding fiscal 2025 compensation for the Company’s executive officers, the following discussion does not include Mr. Clark except where specifically noted

Executive Summary
2025 Business results
The fiscal year ended December 31, 2025 was a year with strong gross profit and EBITDA growth. Net sales increased 40%, or $186.9 million, to $652.5 million for the year ended December 31, 2025, compared to $465.6 million for the same period in 2024. Gross profit increased 16%, or $14.2 million, to $105.3 million for the year ended December 31, 2025, compared to $91.1 million for the same period in 2024. Net income increased 15%, or $2.7 million, to $21.3 million for the year ended December 31, 2025 compared to $18.6 million for the same period in 2024. Income per diluted share increased 14%, or $0.58, to $4.64 for the year ended December 31, 2025 compared to $4.06 for the same period in 2024.
Despite the more cautious technology spending environment that we faced during the fiscal year ended December 31, 2025, we continued to make progress on our strategic growth plan with the continued recruitment of software vendors and selling a wide variety of technology products from a broad range of software vendors and manufacturers. Developing a diverse vendor base is a key element of our business strategy and we focus on establishing deep relationships with our vendor and reseller partners.
Forward Stock Split
On March 20, 2026, the Company effected a four-for-one forward stock split of our issued Common Stock and a proportionate increase in the number of shares of the Company’s authorized Common Stock from 10,000,000 to 40,000,000. Shares began trading on a split-adjusted basis on March 23, 2026. All share and per share information throughout this CD&A has been retroactively adjusted to reflect the Stock Split.

Compensation Governance and Best Practices
The Company is committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:

What We Do		What We Don’t Do
•	Emphasize performance-based, at risk compensation	•	No hedging, pledging, or short sales of our securities
•	Market comparison of executive compensation against a relevant peer group	•	No guaranteed annual salary increases or bonuses
•	Provide for “double-trigger” severance protection and generally “double-trigger” equity vesting following a change in control	•	No dividend or dividend equivalents paid on equity grants prior to vesting
•	Engage an independent compensation consultant	•	No excessive perquisites
•	Have maximum payout caps for short-term cash incentive compensation and PSUs	•	Do not provide any excise tax gross-ups
•	Maintain an SEC- and Nasdaq-compliant clawback policy	•	No repricing or exchange of underwater stock options
•	Annual Say-on-Pay vote	•	No excessive severance benefits

Role of the Board of Directors and Compensation Committee
The Compensation Committee is responsible for establishing, implementing and monitoring adherence to the Company’s compensation philosophy, ensuring that executives are appropriately compensated, and making recommendations to the Board regarding the compensation of the Company’s executive officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to executive compensation, evaluates performance in light of those goals and objectives, reviews employment, severance and change-in-control arrangements, and makes recommendations regarding cash incentive and equity-based plans. The Compensation Committee generally meets as needed throughout the year to review executive compensation matters. The Board approves executive compensation after considering the Compensation Committee’s recommendations.
Role of the Chief Executive Officer
Mr. Foster participates in discussions with the Board and the Compensation Committee regarding the compensation of the other named executive officers and provides input regarding role scope, performance and internal pay considerations. The Board, upon the recommendation of the Compensation Committee, made the final decisions regarding executive compensation. Mr. Foster does not participate in deliberations or voting regarding his own compensation.
Role of Independent Compensation Consultant
The Compensation Committee engaged FW Cook in 2022 to serve as the Compensation Committee’s independent compensation consultant, and FW Cook has served in that capacity since. FW Cook reported directly to the Compensation Committee and, as requested by the Compensation Committee, assisted the Compensation Committee in connection with its review of the Company’s executive compensation program for 2025. FW Cook attended Compensation Committee meetings at the Committee’s request and provided advice and comparative market information to support the Committee’s deliberations. The Compensation Committee retains sole authority to hire its compensation consultants, approve fees, determine the nature and scope of services, evaluate performance, and terminate engagements. The Compensation Committee considered FW Cook’s independence in accordance with applicable Nasdaq listing standards and SEC rules and concluded that FW Cook’s work for the Compensation Committee did not raise any conflict of interest. Although the Compensation Committee considered the advice and information provided by FW Cook, the Compensation Committee exercised its own judgment in making compensation decisions and recommendations to the Board.
Use of Market Data and Peer Group Benchmarking
In connection with the 2025 compensation review, the Compensation Committee considered market data and recommendations prepared by FW Cook. FW Cook’s 2025 materials were based on 2023 market data drawn from a 19-company peer group approved in July 2023. FW Cook aged cash data to a common reference date to improve comparability across the peer group.

The Committee considered the peer group to be a reasonable reference point because it includes public companies that compete for executive talent and generally share characteristics relevant to the Company's size, business model, complexity, growth profile and market opportunity. The peer group also served as the basis for FW Cook’s executive compensation and incentive design analyses.

Peer Group(1)
Aviat Networks CalAmp Corp. Daktronics Infinera Nortech Systems Richardson Electronics TESSCO Technologies	Bel Fuse Computer Task Group ePlus Key Tronic PC Connection ScanSource	Boxlight Corp. Comtech Telecommunications Exela Technologies Kimball Electronics PowerFleet Synchronoss Technologies

(1)
The 19-company peer group used by FW Cook for the market analyses underlying the 2025 compensation recommendations was approved in July 2023 and updated from the prior group to remove Eastman Kodak and add CalAmp Corporation, Nortech Systems and PowerFleet.

The Compensation Committee does not apply a purely formulaic approach to compensation or target a fixed percentile for every pay element or every executive. Instead, the Compensation Committee uses market data as an important reference point to inform executive compensation decision making and then applies judgment in light of each executive's responsibilities, experience, performance, leadership, retention considerations, succession planning and internal pay relationships.
Compensation Philosophy and Objectives.
The Compensation Committee seeks to structure each element of compensation to attract and retain the necessary talent needed to lead and grow the Company, reward both short-term and long-term performance, provide incentives for both long-term strategic goal planning and achievement as well as short-term performance, encourage sound decision-making and strategic execution, and align the interests of management and stockholders. The Compensation Committee’s policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives that are tied to long-term value maximization for our stockholders. Our executive compensation program is structured to ensure management interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort. We believe our executive compensation program is reasonable, competitive, and appropriately balances the objectives of recruiting, retaining, and motivating our executives while rewarding performance and aligning management and stockholder interests.
Say On Pay Considerations and Say on Frequency Results.
The Compensation Committee will continue to consider emerging compensation practices and stockholder feedback, including Say-on-Pay voting results, as part of its decision-making process. At the 2025 Annual Meeting of Stockholders, the Company’s stockholders voted to approve the Company’s named executive officer compensation with a favorable vote of 97% of the votes cast. At the 2024 Annual Meeting of Stockholders, the Company’s stockholders voted to approve the Company’s named executive officer compensation with a favorable vote of 88% of the votes cast. In evaluating the Company’s compensation principles and policies during fiscal 2025, the Compensation Committee considered this favorable say-on-pay outcome as evidence of stockholder support for the Company’s compensation objectives and executive compensation program.
Additionally, at the 2025 Annual Meeting of Stockholders, our stockholders approved, on a non-binding advisory basis, every year as the frequency of future advisory votes on our named executive officer compensation, with 87% of the votes cast in favor of annual advisory votes. Accordingly, we intend to include in our proxy materials a stockholder vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes concerning executive compensation.

Elements of Compensation.

The total compensation program for the Company’s named executive officers consists of the following:
•	Base salary;
•	Short-term cash incentive and bonus award opportunities tied to the Company’s and each executive’s annual performance;
•
Long-term incentive compensation, which for 2025 consisted of equity-based awards in the form of time-based restricted stock units (“RSUs”), representing 40% of the total long-term incentive compensation awards for 2025, and performance-based restricted stock units (“PSUs”), representing 60% of the total long-term incentive compensation awards for 2025;

•	Severance and change-in-control protection under the Company's Executive Severance and Change in Control Plan; and
•	Broad-based health, welfare and retirement benefits that are generally available to employees.
The Compensation Committee believes that each element of compensation serves a distinct purpose and, when combined, provides a balanced program designed to attract, retain and motivate executive talent while aligning pay with Company performance and stockholder interests. Compensation for our named executive officers includes both fixed and performance-based components, with an emphasis on performance-based elements to support the objectives listed below. The Company considers a component to be performance-based if the amount eventually earned or paid varies based on one or more elements of the Company’s financial performance. Performance-based components are designed so that above-plan performance is rewarded with above-target payouts and vice versa.
Base salary provides a fixed level of cash compensation. Competitive base salaries are intended to attract and retain qualified, high-performing executives, while also reflecting each executive’s role, responsibilities, experience and sustained contribution to the Company. Short-term cash incentive and bonus opportunities focus executives on annual financial and operational objectives and individual performance priorities that are important to the Company’s near-term success. Long-term equity incentive awards, including both RSUs and PSUs, are intended to promote executive retention, encourage an ownership perspective and align realized compensation with long-term Company performance and stockholder value creation. Severance and change-in-control protections are designed to support retention and leadership continuity and to enable executives to evaluate potential strategic transactions objectively and in the best interests of the Company and its stockholders. Broad-based health, welfare and retirement benefits provide a competitive overall compensation package and are intended to support the health, financial well-being and retention of the Company’s executives, consistent with the benefits generally offered to employees.
Base Salary
In determining base salaries for executive officers, the Compensation Committee and the Board consider a number of factors, including each executive’s experience, education and training, the scope of the executive’s position and responsibilities relative to comparable roles at similar organizations, the Company’s specific needs, the executive’s past performance and expected future contributions to the Company’s success, and the need to maintain competitive compensation levels that support attraction and retention. Following this review, the Compensation Committee recommended, and the Board approved, the following annualized base salaries for fiscal 2025 for the named executive officers whose compensation was determined for 2025.

Name	Base Salary for the fiscal year ended 12/31/2024	Base Salary for the fiscal year ended 12/31/2025	Percentage Increase from 2024 to 2025
Dale Foster	$550,000	$600,000	9%
Matthew Sullivan(1)(3)	—	$285,000	—
Charles Bass	$325,000	$375,000	15%
Timothy Popovich(1)	—	$260,000	—
Vito Legrottaglie	$275,000	$310,000(2)	13%

(1)	Messrs. Sullivan and Popovich were not NEOs for fiscal 2024.
(2)	Mr. Legrottaglie’s 2025 base salary reflects the annualized rate approved at the beginning of 2025, while his actual salary earned during 2025 prior to his separation was $142,083.
(3)	Mr. Sullivan’s cash compensation was established in connection with his promotion to Chief Financial Officer.
Short-Term Cash Incentive Compensation
The Compensation Committee recommended, and the Board approved, the annual cash incentive framework for the Company’s named executive officers for fiscal 2025 (the “Performance Bonus Awards”). Under the Performance Bonus Awards, the executive officers were eligible to receive annual cash incentive payments based on the Company’s achievement against the performance metric described below. Because payments under the Performance Bonus Awards were determined by comparing actual performance against pre-established performance goals, the actual amount payable under the awards could not be determined at the time the awards were approved.
The Compensation Committee recommended and the Board selected constant-currency EBITDA, as the financial metric for the 2025 Performance Bonus Awards because they believed that measure provided a useful supplemental view of the Company’s operating performance for the year. The Compensation Committee believed that constant-currency EBITDA appropriately focused management on core operating profitability by excluding items that may vary from period to period due to financing decisions, tax expense, non-cash accounting charges and changes in foreign exchange rates.
2025 Performance Metric

Metric	Threshold	Target	Maximum
Constant-currency EBITDA(1)	$30,060,800	$37,576,000	$46,970,000

(1)	See Appendix A for a reconciliation of constant-currency EBITDA, a non-GAAP financial measure, to our results as reported under Generally Accepted Accounting Principles (“GAAP”).
The constant-currency EBITDA target for fiscal 2025 was established based on a review of the Company’s 2025 budget prepared by management and the other factors described above. The Compensation Committee set the target at a level that, upon achievement of 100% of target performance, was intended to result in bonus payments that it believed appropriately reflected the Company’s annual operating plan and strategic objectives. The constant-currency EBITDA target for fiscal 2025 represented an approximately 26% increase over actual constant-currency EBITDA performance for fiscal 2024.
For fiscal 2025, Mr. Foster had a target annual cash incentive opportunity equal to 120% of base salary, Mr. Sullivan had a target annual cash incentive opportunity equal to 70% of base salary, Mr. Bass had a target annual cash incentive opportunity equal to 70% of base salary, Mr. Popovich had a target annual cash incentive opportunity equal to 70% of base salary, and Mr. Legrottaglie had a target annual cash incentive opportunity equal to 55% of base salary. Target annual cash incentive opportunities are intended to place a significant portion of our NEOs’ annual cash compensation at risk and to provide competitive total cash compensation opportunities. Target opportunity percentages were unchanged from fiscal year 2024 for Mr. Foster. Target opportunity percentages increased from fiscal year 2024 for Messrs. Sullivan, Bass and Popovich. Payouts under the Performance Bonus Awards can range from 0% if threshold performance is not achieved, 50% if threshold goals are achieved, to 150% of each NEO’s target annual cash incentive opportunity, based on performance against constant-currency EBITDA.
Based on actual 2025 constant-currency EBITDA performance of $36.7M, the Company achieved 97.6% of target performance, which would have produced a payout of 94% target bonus. When certifying final performance achievement for fiscal 2025, the Board, upon the recommendation of the Compensation Committee, adjusted constant-currency EBITDA to exclude acquisition-related costs and changes in the fair value of acquisition contingent consideration that were not contemplated when the 2025 budget was approved. After giving effect to this adjustment, the Company achieved 103.4% of target performance ($38.9M), which would have produced a payout of 106.8% of each NEO’s target bonus. See Appendix A for a reconciliation of adjusted constant-currency EBITDA, a non-GAAP financial measure, to our results as reported under GAAP.
After considering the Company’s overall performance and management’s substantial efforts during fiscal 2025 to identify, negotiate and advance the acquisition of interworks.cloud, as well as the strategic importance of that transaction, which closed in February 2026, the Board approved the exercise of positive discretion to increase the level of performance achievement for payout purposes to 115%, which resulted in a payout equal to 130% of each NEO’s target bonus.
The following table shows, for fiscal 2025, the range of potential bonus payouts for each NEO, the payout that would have resulted based on actual constant-currency EBITDA performance, the payout that would have resulted after giving effect to the adjustment to constant-currency EBITDA, and the actual bonus payout approved following the exercise of Compensation Committee and Board discretion.
2025 Annual Incentive Payouts

	Target Bonus (% of Base Salary)	Target Bonus Opportunity ($)	Actual Approved Payout(3)
Name			% of Target	($)
Dale Foster	120%	$720,000	130%	$936,000
Matthew Sullivan(1)	70%	$199,500	130%	$259,350
Charles Bass	70%	$262,500	130%	$341,250
Timothy Popovich	70%	$182,000	130%	$236,600
Vito Legrottaglie(2)	55%	$170,500	—	$0

(1)	Mr. Sullivan’s target annual incentive payout for fiscal 2025 was established in connection with his promotion to Chief Financial Officer.
(2)	Mr. Legrottaglie separated from the Company effective June 13, 2025. Accordingly, he did not receive an annual incentive payout for fiscal 2025.
(3)
Actual constant-currency EBITDA performance resulted in 97.6% performance achievement and a corresponding formulaic payout of 94% of target bonus. Adjusted constant-currency EBITDA performance resulted in 103.4% performance achievement and a corresponding formulaic payout of 106.8% of target bonus. The Board, upon the recommendation of the Compensation Committee, exercised positive discretion to increase performance achievement for payout purposes to 115.0%, resulting in an actual payout of 130.0% of target bonus.

Long Term Incentive Compensation.
The Company’s named executive officers are eligible to receive equity incentive awards under the 2021 Plan. We believe that a significant portion of each named executive officer’s compensation should depend on the long-term value we create for stockholders. Our long-term incentive compensation program is designed to support multiple objectives, including, recruiting, retaining and motivating highly skilled executives, ensuring that realized compensation reflects changes in shareholder value over the long-term and closely aligning the interests of management with those of stockholders.
Equity-based incentive awards may be provided in connection with an executive’s hire or promotion and through annual grants. The Compensation Committee uses annual equity awards both to recognize ongoing contributions and to provide a long-term incentive to achieve or exceed the Company’s financial objectives. Annual equity awards also support executive retention and reinforce the Company’s pay-for-performance philosophy.
The Compensation Committee recommended, and the Board approved, the fiscal 2025 target long-term incentive compensation opportunities for the named executive officers and the structure of the annual equity awards, with a target value consisting of 40% RSUs and 60% PSUs over a three-year performance period. The annual equity awards were granted on April 16, 2025. The number of shares underlying the time-based RSUs and the target number of shares underlying the PSUs was determined by dividing the dollar value of each grant by the trailing 20-day volume-weighted average trading price of the Common Stock ending on the grant date. The amounts reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, however, reflect the grant-date fair value of those awards as determined under ASC 718, and therefore may differ from the values derived using that VWAP-based sizing methodology.

Name	Target RSUs ($) (40% of Total)	Target PSUs ($) (60% of Total)	Total Target Annual LTI ($)
Dale Foster	$600,000	$900,000	$1,500,000
Matthew Sullivan	$132,000	$198,000	$330,000
Charles Bass	$208,000	$312,000	$520,000
Timothy Popovich	$144,000	$216,000	$360,000
Vito Legrottaglie	$96,000	$144,000	$240,000

The RSUs represent 40% of the total target annual award and are eligible to vest in three equal annual installments, generally subject to continued service. The PSUs represent 60% of the total target annual award and are eligible to be earned based on achievement of an earnings per share (“EPS”) goal and a return on equity (“ROE”) goal over the three-year performance period of January 1, 2025 through December 31, 2027, generally subject to continued service through January 1 following the last day of the performance period. The PSUs are weighted 70% to EPS and 30% to ROE and may be earned from 0% to 150% of target.

Metric	Weight	Threshold	Target	Maximum
EPS	70%	$1.28	$1.50	$1.65
ROE	30%	12.50%	15.00%	17.50%

Threshold, target and maximum payout levels for each PSU metric are 50%, 100% and 150% of target, respectively. For results between the threshold, target and maximum levels, the number of shares will be determined by interpolation. EPS threshold, target and maximum reflect 85%, 100% and 110% of target performance, and ROE threshold, target and maximum reflect 83%, 100% and 117% of target performance.
Mr. Sullivan received a one-time award of RSUs with a target value of $250,000 in connection with his promotion to Chief Financial Officer. This award vests in quarterly installments over four years, subject to his continued service. The Board determined to grant such award in recognition of Mr. Sullivan’s significant contributions to the Company and the increased responsibilities of his new role. In approving the award, the Board considered Mr. Sullivan’s progression since joining the Company in 2019, his oversight of the Company’s global financial functions, and his important role in advancing the Company’s growth strategy. The Board also considered his contributions to enhancing the Company’s financial operations and supporting strategic initiatives, and the value of providing a retention-focused long-term incentive opportunity as he assumed the Chief Financial Officer role.
Certification of 2023-2025 PSU Awards
In January 2026, the Board reviewed and certified performance for the 2023-2025 PSUs granted in April 2023. The Board determined that the awards were earned at 133.7% of target based on achievement of the applicable EPS and ROE goals, where EPS was achieved at 131.2% of target and ROE was achieved at 139.4% of target, resulting in the maximum 150% payout for such awards.

Metric	Weight	Threshold	Target	Maximum	Actual
EPS	70%	$0.95	$1.00	$1.10	$1.31
ROE	30%	12.50%	15.00%	17.50%	20.90%

The vested awards are disclosed in our Stock Vested Table, and with respect to Messrs. Clark and Legrottaglie, are further discussed under “Severance and Change-in-Control Arrangements.”

Severance and Change-in-Control Arrangements.
The Compensation Committee believes that the interests of stockholders are best served when the interests of senior management are aligned with those of stockholders. The Compensation Committee believes that reasonable severance protections are appropriate for executive officers in light of the greater difficulty they may face in securing comparable employment following a termination of employment. In addition, in the context of a change in control, executive officers may face a greater risk of job loss or a reduction in duties or authority than other employees. By reducing these risks, the Climb Global Solutions, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) helps encourage executives to remain focused on the Company’s business and to evaluate potential change-in-control transactions objectively and in the best interests of stockholders, notwithstanding the personal uncertainty such transactions may create. The Compensation Committee also believes that these protections are an important component of a market-competitive executive compensation program.
The Severance Plan provides severance protections for eligible executives upon certain qualifying terminations of employment, including enhanced protections in connection with a qualifying termination that occurs in connection with a change in control. The Compensation Committee believes that these protections support executive retention and continuity, and help ensure that executives can evaluate potential strategic transactions objectively and in the best interests of stockholders.
On January 9, 2025, the Company and Mr. Clark, the Company’s then Chief Financial Officer, mutually agreed that Mr. Clark would resign from his positions as Chief Financial Officer and Vice President, effective January 10, 2025. In connection with Mr. Clark’s release and waiver of claims against the Company and service as a consultant to the Company through April 15, 2025, the Company agreed to provide the following payments and benefits: (i) consulting compensation in the aggregate amount of $86,795, payable in three equal amounts on February 14, 2025, March 14, 2025, and April 15, 2025, (ii) $8,159 for the cost of COBRA health insurance from February 1, 2025 through April 30, 2025, and (iii) accelerated vesting of 19,556 RSUs and 29,424 PSUs. At the time Mr. Clark’s RSUs and PSUs vested, the Company’s closing share price was $26.76. Mr. Clark did not receive any payments or benefits under the Severance Plan in connection with his resignation.
On June 13, 2025, the Company and Mr. Legrottaglie, the Company’s then Chief Information Officer, entered into a separation agreement, under which Mr. Legrottaglie’s employment concluded effective as of June 13, 2025. In consideration for Mr. Legrottaglie’s release and waiver of claims against the Company, the Company agreed to provide the following payments and benefits in lieu of any other benefits and payments that may be due to Mr. Legrottaglie under the Severance Plan: (i) consulting compensation in the aggregate amount of $51,667 for service as a consultant to the Company through August 15, 2025, payable in two equal installments on July 15, 2025 and August 15, 2025, and (ii) accelerated vesting of 7,228 RSUs and 11,020 PSUs. At the time of Mr. Legrottaglie’s RSUs and PSUs vested, the Company’s closing share price was $26.52.
For additional details on our severance and change-in-control arrangements, see “Employment and Severance Agreements” and “Potential Payments Upon Termination or Change-in-Control” below.
Other Employee Benefits
The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. The employee group as a whole is required to contribute approximately 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under Section 401(a) of the Code, for our domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. During the year ended December 31, 2025, the Company matched 50% of domestic employee contributions up to the first 8% of compensation.
Clawback Policy
As discussed under “Corporate Governance” in this proxy statement, the Company has adopted the Clawback Policy, which provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation (i.e., incentive compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation actually received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Short-Selling, Hedging and Pledging Prohibitions
As discussed under “Corporate Governance” in this proxy statement, we do not permit our directors, executive officers or employees, or any of their designees, to speculate in the Common Stock of the Company, which includes, without limitation, “short-selling” and/or buying publicly traded options. We also do not permit our directors, executives or employees, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted to the employee or director by the Company as part of his or her compensation or (ii) held, directly or indirectly, by the employee or director. In addition, we also do not permit our directors, executives or employees, or any of their designees, to hold the Company’s equity securities in a margin account or pledge the Company’s equity securities as collateral for a loan.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as exhibit 19.1 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading.
Stock Ownership Guidelines
We have adopted Stock Ownership Guidelines requiring our non-employee directors and executive officers to own a certain amount of shares of our Common Stock. The Board believes that stock ownership by directors and executive officers helps to align their interests with those of the Company. Pursuant to the Stock Ownership Guidelines, non-employee directors are required to own Common Stock worth three times the cash portion of their annual directors’ fees paid in cash, the Chief Executive Officer is required to own Common Stock worth five times his or her base salary and the other executive officers are required to own Common Stock worth three times their base salary. For purposes of the Stock Ownership Guidelines, shares subject to unvested or unearned PSUs are not counted towards the number of shares owned by an executive officer or non-employee director. Our non-employee directors and executive officers must be in compliance with the Stock Ownership Guidelines within five years of the date on which they become subject to these guidelines. As of December 31, 2025, each of our non-employee directors and executive officers covered by the Stock Ownership Guidelines have met or are expected to meet their respective stock ownership requirement before the required time frame.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not currently grant stock options or similar awards as part of our equity compensation programs, and we do not have any policies with respect to the timing of awards of options or similar awards in relation to the disclosure of material nonpublic information. If we were to grant any stock options or similar awards in the future, we expect that we would adopt a policy not to time the grant of stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and likewise not time the public release of such information based on stock option grant dates.
Risk Assessment and Mitigation Related to Compensation Policies
The Board and the Compensation Committee have reviewed the Company’s compensation policies and practices as they apply generally to employees and believe that these policies and practices do not encourage excessive or unnecessary risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Management also regularly assesses the risks arising from the Company’s compensation policies and practices. As part of this process, management reviews the design features, performance metrics and approval mechanisms applicable to the Company’s compensation programs for employees generally, including base salaries, incentive compensation plans and equity-based compensation awards, in order to evaluate whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company.

The Company’s broader governance framework also helps mitigate compensation-related risk. These features include the Company’s clawback policy, prohibitions on short sales, hedging transactions and pledging under the Company’s insider trading policy, the Severance Plan’s double-trigger change-in-control equity acceleration framework and the Company’s limited use of perquisites. See “Corporate Governance—Short-Selling, Hedging and Pledging Prohibitions,” “Corporate Governance—Clawback Policy,” “Corporate Governance—Insider Trading Policy” and “Corporate Governance—Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information.”
The Company’s compensation policies and practices for employees generally, including the executive compensation program described in this CD&A, are intended to provide a balanced compensation package that is competitive in the market and appropriate to each executive’s role and responsibilities. The Company’s compensation program is designed to provide a balanced mix of fixed and variable pay, short-term and long-term incentives, and cash and equity compensation. The annual cash incentive program is tied to a pre-established Company financial measure, while the annual long-term incentive program combines service-based vesting and a three-year performance period with multiple financial metrics.
Because these incentive programs incorporate both short-term and long-term objectives and include meaningful vesting and performance conditions, the Company believes that the structure of its compensation program discourages excessive short-term risk-taking and aligns the interests of executives and other managers with those of stockholders. Accordingly, the Company does not believe that risks arising from these practices, or from its compensation policies and practices taken as a whole, are reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report
The Compensation Discussion and Analysis has been reviewed with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compensation Committee

Paul Giovacchini (Chair)
John McCarthy
Gerri Gold

Compensation Committee Interlocks and Insider Participation
None of the individuals who served as members of the Compensation Committee during 2025 was an officer or employee of the Company during 2025 or at any prior time, and none had any related party relationships requiring disclosure under Item 404 of Regulation S-K. During 2025, none of the Company’s executive officers served on the compensation committee or board of directors of any other entity whose executive officers served on the Company’s Compensation Committee or the Board.

Summary Compensation Table
The following table sets forth, for fiscal years 2025, 2024 and 2023, a summary of the annual and long-term compensation for services in all capacities of the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dale Foster Director and Chief Executive Officer	2025	600,000	—	1,468,420	936,000	11,750	3,016,169
	2024	539,583	—	1,270,792	825,000	11,372	2,646,747
	2023	500,000	—	2,696,232	552,000	15,551	3,763,783
Matthew Sullivan Vice President and Chief Financial Officer	2025	285,000	40,962	573,157	259,350	11,750	1,170,219
Charles Bass Vice President and Chief Alliances Officer	2025	375,000	—	509,052	341,250	10,083	1,235,385
	2024	325,000	—	476,585	337,500	11,866	1,150,951
	2023	325,000	—	374,970	220,800	13,231	934,001
Timothy Popovich Vice President and Chief Operating Officer	2025	260,000	10,000	352,421	236,600	7,883	866,904
Vito Legrottaglie Former Vice President and Chief Information Officer	2025	142,083	20,000	234,947	—	63,417	460,447
	2024	275,000	38,500	211,809	225,000	12,030	762,339
	2023	275,000	40,500	189,968	165,600	12,900	683,968
Andrew Clark Former Vice President and Chief Financial Officer	2025	22,846	—	—	—	94,954	117,800
	2024	330,000	50,000	572,888	337,500	8,816	1,299,204
	2023	330,000	25,000	469,979	220,800	11,038	1,056,817

(1)
The amount included in “Stock Awards” is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8, “Stockholder’s Equity and Stock Based Compensation” in the Company’s consolidated financial statements set forth in our Annual Report on Form 10-K for the assumptions made in determining stock award values. The values shown include RSUs and PSUs. Amounts included for PSUs represent the probable award value on the grant date, which has been determined as if the relevant performance conditions were achieved at target performance level. The maximum values of the PSUs on the grant date for the (i) 2025 awards were: Mr. Foster - $1,321,578, Mr. Sullivan - $290,747, Mr. Bass - $458,147, Mr. Popovich -$317,179 and Mr. Legrottaglie - $211,452, (ii) for the 2024 awards were: Mr. Foster - $1,143,730, Mr. Clark - $515,636, Mr. Bass - $428,944 and Mr. Legrottaglie - $190,623 and (iii) for the 2023 awards were: Mr. Foster - $810,012, Mr. Clark - $422,966, Mr. Bass - $337,473 and Mr. Legrottaglie - $170,986. Actual attainment for these PSUs will be determined following the completion of their three-year performance period.

(2)
Amounts for a given year in this column represent non-equity incentive compensation earned in that year, which were paid out in the subsequent year. For more information regarding the Performance Bonus Awards, see “Short-Term Cash Incentive Compensation” in the CD&A above.

(3)	A detailed description of the items disclosed as “All Other Compensation” is set forth in the table below.
All Other Compensation

Name	Year	401(k) Matching Contributions ($)	Dividend On Unvested Restricted Stock ($)	Post- Employment Consulting Fees ($)	Post- Employment COBRA Payments ($)	Total ($)
Dale Foster	2025	11,750	—	—	—	11,750
Matthew Sullivan	2025	11,750	—	—	—	11,750
Charles Bass	2025	10,083	—	—	—	10,083
Timothy Popovich	2025	7,883	—	—	—	7,883
Vito Legrottaglie	2025	11,750	—	51,667	—	63,417
Andrew Clark	2025	—	—	86,795	8,159	94,954

2025 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Dale Foster	4/16/2025	360,000	720,000	1,080,000	16,708	33,412	50,120	22,276	1,468,420
Matthew Sullivan	1/29/2025	—	—	—	—	—	—	7,624	250,105
	4/16/2025	99,750	199,500	299,250	3,676	7,352	11,028	4,900	323,052
Charles Bass	4/16/2025	131,250	262,500	393,750	5,792	11,584	17,376	7,720	509,052
Timothy Popovich	4/16/2025	91,000	182,000	273,000	4,012	8,020	12,032	5,344	352,421
Vito Legrottaglie(6)	4/16/2025	85,250	170,500	255,750	2,672	5,344	8,016	3,564	234,947
Andrew Clark(7)	—	—	—	—	—	—	—	—	—

(1)
Represents potential payouts under our annual incentive awards for the fiscal year ended December 31, 2025. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual’s performance during the period. For additional information, see “Short-Term Cash Incentive Compensation” of our CD&A above. Actual payouts are reflected in the Non-Equity Incentive Plan Compensation column of the 2025 Summary Compensation Table.

(2)
The threshold illustrates the smallest payout that can be made if all of the pre-established performance objectives are achieved at the minimum achievement level. The target is the payout that can be made if the pre-established performance objectives have been achieved at the target achievement level. The maximum is the greatest payout that can be made if the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels. Actual payouts may be more or less than these amounts and are at the discretion of the Compensation Committee.

(3)
Amounts represent awards made under the Company’s long-term incentive compensation program and granted pursuant to the 2021 Plan. The shares related to the April 16, 2025 awards represent the range of shares that may be released at the end of the performance period for the PSU award, which is January 1, 2025 to December 31, 2027. If the minimum threshold performance percentage of the internally established financial goals is not achieved, no PSUs will vest for the executive officers.

(4)
The RSUs granted on April 16, 2025, as part of our annual awards process, vest in equal installments over the first three anniversaries following the grant date. The RSUs granted to Mr. Sullivan in connection with his promotion to Chief Financial Officer on January 29, 2025, vest quarterly installments over four years, subject to his continued service.

(5)
The fair value of RSUs and PSUs is calculated using the closing stock price on the date of the grant, based on the probable outcome of the performance conditions. For purposes of the PSUs the probable award value has been determined as if the relevant performance conditions were achieved at target performance level.

(6)	Mr. Legrottaglie departed the Company on June 13, 2025 and the awards granted during fiscal year 2025 were forfeited.
(7)	Mr. Clark departed the Company on January 10, 2025 and did not receive any grants of awards during fiscal year 2025.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
A discussion of 2025 salaries, bonuses, incentive plans and awards is set forth in “Compensation Discussion and Analysis,” including a discussion of the material terms and conditions of the 2021 Plan, 2025 RSUs, PSUs and cash bonuses.
The Compensation Committee’s policy for allocating between currently paid and long-term compensation is to provide an appropriate level of fixed cash compensation, while emphasizing variable and long-term incentives that are tied to Company performance and stockholder value creation. Target annual cash incentive opportunities for our named executive officers ranged from 55% to 120% of such executive’s salary. Pursuant to the Compensation Committee’s compensation philosophy, long-term incentive awards also make up a substantial portion of our named executive officers’ compensation. For awards granted under the 2021 Plan, the RSUs represent 40% of the total target annual award and the PSUs represent 60% of the total target annual award.

Outstanding Equity Awards
The following table shows the number of shares of Common Stock covered by unvested Restricted Stock and RSUs - held by the Company’s named executive officers on December 31, 2025.
Outstanding Equity Awards at December 31, 2025

Name	Stock Awards		Equity Incentive Plan Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)
Dale Foster	72,236	1,856,285	188,772	4,850,968
Matthew Sullivan	21,384	549,515	11,028	283,392
Charles Bass	29,800	765,786	71,984	1,849,757
Timothy Popovich	17,704	454,949	31,032	797,445
Vito Legrottaglie(5)	—	—	—	—
Andrew Clark(6)	—	—	—	—

(1)
In April 2025, Messrs. Foster, Sullivan, Bass and Popovich were awarded 22,276, 4,900, 7,720 and 5,344 RSUs, respectively, under the 2021 Plan that vest over 3 equal annual installments. In January 2025, Mr. Sullivan was awarded 7,624 shares of Restricted Stock under the 2021 Plan that vest over 16 equal quarterly installments. In May 2024, Mr. Sullivan was awarded 6,720 shares of Restricted Stock under the 2021 Plan that vest over 16 equal quarterly installments. In February 2024, Messrs. Foster, Bass and Popovich were awarded 33,780, 12,668 and 8,444 RSUs, respectively, under the 2021 Plan that vest over 3 equal annual installments. In May 2023, Messrs. Sullivan and Popovich were awarded 8,000 and 12,000 shares of Restricted Stock, respectively, under the 2021 Plan that vest over 16 equal quarterly installments. In April 2023, Messrs. Foster and Bass were awarded 27,844 and 11,600 RSUs, respectively, under the 2021 Plan that vest over 3 equal annual installments. In February 2023, Messrs. Foster and Bass were awarded 72,656 and 39,144 shares of Restricted Stock, respectively, under the 2021 Plan that vest over 16 equal quarterly installments. In November 2022, Mr. Sullivan was awarded 20,000 shares of Restricted Stock under the 2021 Plan that vest over 16 equal quarterly installments. In June 2022, Mr. Popovich was awarded 20,000 shares of Restricted Stock under the 2021 Plan that vest over 16 equal quarterly installments. In May 2022, Messrs. Sullivan and Popovich were awarded 12,000 and 12,000 shares of Restricted Stock, respectively, under the 2021 Plan that vest over 16 equal quarterly installments.

(2)	The market value is based on the closing stock price of the Common Stock of $25.70 on December 31, 2025, the last trading day of 2025.
(3)
Per the terms of the underlying RSU and Restricted Stock agreements, if the executive’s employment with the Company terminates due to death or disability, the RSUs shall immediately become fully vested.

(4)
In April 2025, Messrs. Foster, Sullivan, Bass and Popovich were awarded 33,412, 7,352, 11,584, and 8,020 PSUs, respectively, under the 2021 Plan that vest upon the conclusion of a three-year performance period concluding at the end of fiscal 2027. In February 2024, Messrs. Foster, Bass and Popovich were awarded 50,672, 19,004 and 12,668 PSUs, respectively, under the 2021 Plan that vest upon the conclusion of a three-year performance period concluding at the end of fiscal 2026. In April 2023, Messrs. Foster and Bass were awarded 41,764 and 17,400 performance-based RSUs, respectively, under the 2021 Plan that vest upon the conclusion of a three-year performance period concluding at the end of fiscal 2025. These awards are reported assuming payout at maximum award levels, pursuant to SEC rules, because performance for the last completed fiscal year or fiscal years within the applicable performance period exceeded the target performance level as of December 31, 2025. Actual shares delivered, if any, remain subject to achievement of the applicable performance conditions over the full performance period and satisfaction of any remaining service-based vesting requirements.

(5)	In connection with Mr. Legrottaglie’s departure, he received accelerated vesting of 7,228 RSUs and 11,020 PSUs, and all other outstanding equity awards were forfeited.
(6)	In connection with Mr. Clark’s departure, he received accelerated vesting of 19,556 RSUs and 29,424 PSUs, and all other outstanding equity awards were forfeited.

Stock Vested Table
The table below shows the number of shares of Common Stock acquired during 2025 upon the vesting of Restricted Stock, RSUs and PSUs.

Name	Stock Awards
	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Dale Foster	49,948	1,445,779
Matthew Sullivan	14,576	408,107
Charles Bass	24,380	700,183
Timothy Popovich	13,548	391,565
Vito Legrottaglie	27,356	748,855
Andrew Clark	48,980	1,389,529

Employment and Severance Agreements
Messrs. Foster, Sullivan, Bass, Popovich participate in the Severance Plan. There are no other employment or severance arrangements and agreements between the Company and its executive officers.
The Severance Plan provides severance benefits upon a qualifying termination of employment (“Covered Termination”) of eligible participants, who will consist of Climb’s and its affiliates’ executives who have been designated to participate in the Severance Plan (“Eligible Executive”). The Severance Plan provides for three tiers of severance benefits in the event of a Covered Termination, with relative benefits tied to the individual’s seniority. A Covered Termination is an involuntary termination by the Company without “cause” (and other than as a result of death or disability) or a resignation by the Eligible Executive for “good reason” (each such term as defined in the Severance Plan).
Severance Benefits of Eligible Executive Following Covered Termination Outside Change in Control Period
If an Eligible Executive experiences a Covered Termination outside of the Change in Control Period (as such term is defined in the Severance Plan), subject to execution of a release of claims, she or he will be eligible to receive:
(i)
18 months of Base Salary (as such term is defined in the Severance Plan) continuation for Tier 1 participants, 12 months of Base Salary continuation for Tier 2 participants, or 6 months of Base Salary continuation for Tier 3 participants, each to be in paid in accordance with the Company’s normal payroll schedule;

(ii)
Company-paid COBRA premiums payments (or an equivalent cash payment) for the Eligible Executive and her or his covered dependents for a period not exceeding the relevant Severance Period (as such term is defined in the Severance Plan) for each tier; and

(iii)
a lump sum cash payment equal to a pro-rated portion of the Eligible Executive’s annual bonus for the year in which the Covered Termination occurs, which will be based on the Eligible Executive’s actual performance with respect to the relevant performance metrics for the portion of such year. The proration calculation will be based on the number of days that such Eligible Executive was employed during such calendar year through the date of such termination, to be paid in cash when annual bonuses are otherwise paid.

Severance Benefits of Eligible Executive Following Covered Termination Within Change in Control Period
If a Covered Termination occurs, however, during a Change in Control Period (i.e., the period commencing 60 days prior to consummation of a Change in Control and ending 12 months after consummation of a Change in Control), an Eligible Executive will be eligible to receive:
(i)
an amount equal to: 24 months of Base Salary for Tier 1 participants, and 18 months of Base Salary for Tier 2 and 3 participants, to be paid in a single, lump sum payment no later than the second payroll cycle following the later of the effective date of the release of claims or the change in control;

(ii)	Company-paid COBRA premium payments for the Eligible Executive and her or his covered dependents for a period not exceeding the relevant Change in Control Severance Period for each tier;

(iii)	a lump sum cash payment equal to the Eligible Executive’s target annual bonus amount for the calendar year in which the Covered Termination occurs; and
(iv)
double trigger equity acceleration, specifically, full acceleration of any outstanding, unvested Equity Awards (as such term is defined in the Severance Plan) held by the Eligible Executive, as of the effective date of the Covered Termination, or equity awards issued in substitution therefor; provided, that, in the case of any performance-based award, the Eligible Executive will become vested only in the amount ultimately determined based on actual attainment of the applicable performance goals following the end of the applicable performance period.

Further, amounts or severance benefits provided to an Eligible Executive under the Severance Plan will be subject to recoupment by the Company in accordance with any clawback policy of the Company, as in effect from time to time.
The Eligible Executive’s right to receive the payments and benefits provided under the Severance Plan are subject to each Eligible Executive’s execution and delivery of a release of claims, and each Eligible Executive’s compliance with non-competition, non-disparagement, non-solicitation and confidentiality covenants set forth in the Severance Plan. The non-disparagement and confidentiality covenants each have an indefinite term, and the non-competition and non-solicitation covenants each has a term of one year following the Eligible Executive’s date of termination, or if longer, the Severance Period or Change in Control Period. Additionally, the Severance Plan provides that if an Eligible Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments and benefits the Eligible Executive receives will be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt by the Eligible Executive of a greater after-tax amount than would otherwise have been received if the full payment had been provided and the excise tax applied.
In order to be eligible to receive benefits under the Severance Plan, the Company’s executive officers must execute and return to the Company a participation agreement (a “Participation Agreement”). Upon the execution of a Participation Agreement, the executive’s prior employment agreement terminates, and the continued employment of such executive will be on an at-will basis. Each of our named executive officers is currently a participant in the Severance Plan. Mr. Foster has been designated as a “Tier 1” Participant under the Severance Plan, and Messrs. Sullivan, Bass and Popovich have been designated as “Tier 2” Participants under the Severance Plan. Messrs. Legrottaglie and Clark were designated as a “Tier 2” Participants under the Severance Plan prior to their departures from the Company.
The Restricted Stock Unit Award Agreement of each of our named executive officers provides for the grants of time-based RSUs that will vest based on the named executive officer continuing to remain employed or in a service relationship with the Company or a subsidiary thereof through an applicable vesting date(s) as set by the Board, or the Compensation Committee. Vested RSUs will be settled into shares of Common Stock within 30 days following each vesting date. The Performance-Based Restricted Award Unit Agreement of each of our named executive officers provides for the grants of PSUs that will vest based upon the satisfaction of performance goals over a three-year performance cycle set by the Board, or the Compensation Committee, and the grantee continuedly remaining in a employed or in a service relationship with the Company or a subsidiary thereof through the first January 1 following the last day of the performance cycle. Vested PSUs will be settled into shares of Common Stock within 30 days following the vesting date. Both the Restricted Stock Unit Award Agreement and the Performance-Based Restricted Award Unit Agreement for each of our named executive officers provide that the award shall vest in full upon the death or disability of the grantee while employed by the Company.
Potential Payments Upon Termination or Change in Control
The following tables illustrate the payments that would have been due to the NEOs upon a qualifying termination of employment either without a change in control or in connection with a change in control. Because Messrs. Clark and Legrottaglie separated from the Company during fiscal 2025 and the amounts and benefits actually provided to them in connection with their separations are described below under “Severance and Change-in-Control Arrangements,” they are not included in the following hypothetical potential payments tables. Payments are calculated in accordance with the Severance Plan and the individual award agreements in place on December 31, 2025, as if each executive was terminated without cause on December 31, 2025.

Severance Benefits of Eligible Executive Following Covered Termination Outside Change in Control Period

Name	Payment based on salary, including COBRA ($)	Payment based on incentive compensation ($)	Accelerated Vesting of equity awards ($)	Total ($)
Dale Foster	948,974	720,000	—	1,668,974
Matthew Sullivan	317,649	199,500	—	517,149
Charles Bass	407,649	262,500	—	670,149
Timothy Popovich	292,649	182,000	—	474,649

Severance Benefits of Eligible Executive Following Covered Termination Within Change in Control Period

Name	Payment based on salary, including COBRA ($)	Payment based on incentive compensation ($)	Accelerated Vesting of Equity Awards ($)	Total ($)
Dale Foster	1,265,298	720,000	5,626,930	7,612,229
Matthew Sullivan	476,474	199,500	738,443	1,414,417
Charles Bass	611,474	262,500	1,484,493	2,358,467
Timothy Popovich	438,974	182,000	986,578	1,607,552

The accelerated vesting on equity awards amounts above include unvested restricted stock grants and unvested RSU grants through December 31, 2025, valued at the closing stock price of $25.70 on December 31, 2025. Under the Severance Plan, upon a qualifying termination in connection with a change in control, the service-based vesting condition for such awards would accelerate, but the amount, if any, that becomes vested would remain subject to actual attainment of the applicable performance goals through the end of the relevant performance period. Because the ultimate payout remains performance-dependent, we have assumed target level achievement. While we have assumed target level achievement with respect to PSUs solely for purposes of this table, PSUs would be earned based on actual performance determined at the end of the relevant performance period.
Payments or Benefits in Connection with a Change in Control
Pursuant to Mr. Foster’s Participation Agreement, in the event of a change in control, if an unvested equity award held by Mr. Foster would terminate prior to Mr. Foster having the opportunity to meet the relevant vesting conditions, or would be cashed out, then such awards shall fully vest (at target level for PSUs) as of the date of the change in control. In such circumstance, Mr. Foster would receive $5,626,930 in unvested restricted stock grants and unvested RSU and PSU grants valued at the closing stock price of $25.70 on December 31, 2025.
NEO Departures
On January 9, 2025, the Company and Andrew Clark, the Company’s then Chief Financial Officer, mutually agreed that Mr. Clark would resign from his positions as Chief Financial Officer and Vice President, effective January 10, 2025. In connection with Mr. Clark’s release and waiver of claims against the Company and service as a consultant to the Company, the Company agreed to provide the following payments and benefits: (i) consulting compensation in the aggregate amount of $86,795, payable in three equal amounts on February 14, 2025, March 14, 2025, and April 15, 2025, (ii) $8,159 for the cost of COBRA health insurance from February 1, 2025 through April 30, 2025, and (iii) the continued vesting of 19,556 RSUs if he continued his service as a consultant through April 15, 2025 and the accelerated vesting of 29,424 PSUs on April 15, 2025, which had a value of $787,386, determined based on the closing stock price of $26.76 on April 15, 2025. Mr. Clark did not receive any payments or benefits under the Severance Plan in connection with his resignation.
On June 13, 2025, the Company and Vito Legrottaglie, the Company’s then Chief Information Officer, entered into a separation agreement, under which Mr. Legrottaglie’s employment concluded effective as of June 13, 2025. In consideration for Mr. Legrottaglie’s release and waiver of claims against the Company, the Company agreed to the following payments and benefits in lieu of any other benefits and payments that may be due to Mr. Legrottaglie under the Severance Plan: (i) consulting compensation in the aggregate amount of $51,667, payable in two equal installments on July 15, 2025 and August 15, 2025, and (ii) accelerated vesting of 7,228 RSUs and 11,020 PSUs on June 13, 2025, which had a total value of $483,891, determined based on the closing stock price of $26.52 on June 13, 2025.

Pay Ratio
As required by Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Foster, the Company’s Chief Executive Officer who was serving in such office on December 31, 2025.
•	The total compensation of the median employee of the Company was $71,225.
•	The annual total compensation of Mr. Foster, the Company’s Chief Executive Officer, was $3,016,169.
•	Based on this information, the ratio of the annual total compensation of the Company’s Chief Executive Officer to the median employee total compensation was 42:1.
To identify the median employee and determine such employee’s annual total compensation in the last fiscal year, the Company assessed its employee population as of December 31, 2025, and determined employee compensation using the 12-month period ending December 31, 2025. On this date, the Company’s employee population consisted of 411 individuals, excluding Mr. Foster. We excluded ten employees based in two non-U.S. countries from our analysis under the de minimis exemption, which allows us to exclude up to 5% of our total non-U.S. employees. This exemption was applied when identifying the median employee, resulting in the exclusion of employees from the following countries: Netherlands (7) and Germany (3).
The Company identified its median employee by: (i) calculating total cash compensation as the sum of salary, bonus and commissions, for the Company’s employees; (ii) ranking the total cash compensation of all employees except for the Chief Executive Officer from lowest to highest; and (iii) picking the employee who was in the middle of the list. The Company used its actual employee population as opposed to a statistical sampling or other method. Compensation paid to non-U.S. employees was converted to U.S. dollars based on the average foreign exchange rates for the calendar year 2025. We did not make any cost-of-living adjustments in identifying the median employee.
The Company determined the annual total compensation of the median employee by using the same calculation methodology for 2025 total compensation as used for the Chief Executive Officer’s “Total Compensation” as reflected in the Summary Compensation Table.
Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The pay ratio reported by other companies may not be comparable to ours because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reﬂect their compensation practices.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Principal Executive Officer (“PEO”) and other named executive officers, and certain financial performance measures for the Company. Refer to the CD&A above for further information concerning the Company’s variable pay-for-performance philosophy, the metrics used by the Company to align executive compensation with Company performance, and how the Compensation Committee makes its decisions.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total For Non-PEO NEOs(3)	Average Compensation Actually Paid To Non-PEO NEOs(4)	Value Of Initial Fixed $100 Investment Based On:		Net Income (in thousands)(7)	Constant- Currency EBITDA (in thousands)(8)
					Total Shareholder Return(5)	S&P 500 Computer & Electronics Retail IndexTotal Shareholder Return(6)
2025	$2,147,758	$1,120,669	$857,330	$463,462	$565.69	$83.94	$21,330	$36,676
2024	$1,884,260	$3,352,674	$818,575	$1,589,515	$693.32	$102.11	$18,610	$29,895
2023	$3,223,774	$1,706,585	$684,612	$812,018	$291.98	$88.15	$12,323	$20,479
2022	$1,482,930	$673,899	$843,401	$457,582	$172.81	$86.19	$12,497	$19,598
2021	$1,031,203	$1,222,437	$822,226	$653,774	$188.44	$104.47	$9,198	$14,007

(1)
Our principal executive officer for each of the years shown was Mr. Foster, Chief Executive Officer. The dollar amounts set forth in this column (b) represent the amounts of total compensation reported for Mr. Foster in the “Total” column of Summary Compensation Table for each applicable year.

(2)
The amounts set forth in this column (c) represent the amount of “compensation actually paid” to Mr. Foster, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amount of compensation paid to or earned by Mr. Foster during fiscal years 2025, 2024, 2023, 2022 and 2021; rather, they reflect Mr. Foster’s total compensation, as reported in the “Total” column of the Summary Compensation Table for each applicable year, after the following adjustments:

Adjustments to Determine Compensation “Actually Paid” to PEO	2025 ($)
Amounts reported under the “Stock Awards” column in the Summary Compensation Table	(600,008)
Fair value of stock awards granted during year that remain unvested as of year end	(27,622)
Fair value of stock awards granted during year that vest during year	—
Change in fair value of stock awards from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year end	(297,137)
Change in fair value of stock awards from prior year-end to vesting date of awards granted prior to year that vested during year	(102,322)
Fair value of awards granted prior to that year that were forfeited during year	—
Total Adjustments:	(1,027,090)

(3)
The non-PEO NEOs for 2025 are Matthew Sullivan, Chief Financial Officer, Charles Bass, Chief Alliances Officer, Timothy Popovich, Chief Operating Officer, Vito Legrottaglie, former Chief Information Officer, and Andrew Clark, former Chief Financial Officer. The non-PEO NEOs for 2024, 2023, 2022, and 2021 were Andrew Clark, Chief Financial Officer, Charles Bass, Chief Alliances Officer, and Vito Legrottaglie, Chief Information Officer. The amounts set forth in this column (d) represent the average of the amounts reported for our NEOs as a group (excluding Mr. Foster) in the “Total” column of Summary Compensation Table for each applicable year.

(4)
The amounts set forth in this column (e) represent the amount of “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amount of compensation paid to or earned by our non-PEO NEOs during fiscal years 2025, 2024, 2023, 2022 and 2021; rather, they reflect the average total compensation of our non-PEO NEOs, as reported in the “Total” column of the Summary Compensation Table for each applicable year, after the following adjustments:

Adjustments to Determine Compensation “Actually Paid” to Non-PEO NEOs	2025 ($)
Amounts reported under the “Stock Awards” column in the Summary Compensation Table	(244,704)
Fair value of stock awards granted during year that remain unvested as of year end	(7,425)
Fair value of stock awards granted during year that vest during year	(3,073)
Change in fair value of stock awards from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year end	(89,633)
Change in fair value of stock awards from prior year-end to vesting date of awards granted prior to year that vested during year	(49,033)
Fair value of stock awards granted prior to that year that were forfeited during that year	—
Total Adjustments:	(393,868)

(5)
TSR is cumulative for the measurement periods beginning on December 31, 2021, and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(6)	“Peer Group” represents the S&P 500 Computer and Electronics Retail Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(7)	Reflects “Net Income” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(8)
While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, constant-currency EBITDA is our Company Selected Measure, which is the financial performance measure that, in our assessment, represents the most important performance measure used to link compensation actually paid to our NEOs to Company performance for fiscal year 2025. See Appendix A for a reconciliation of constant-currency EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP measure and a description of how this measure is calculated from our audited financial statements.

Tabular List of Financial Performance Measures
The following table identifies the financial performance measures that, in our assessment, represented the most important financial performance measures used to link the compensation actually paid to our PEO and the other NEOs in 2025 to Company performance. The role of each of these performance measures in our executive compensation programs is more thoroughly discussed in the “Executive Compensation” section in the CD&A along with a description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Financial Performance Measures
Constant-Currency EBITDA
Earnings Per Share (EPS)
Return on Equity (ROE)

Relationship Between Pay and Financial Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table above.
Relationship Between PEO and NEO Compensation Actually Paid, Company TSR, and S&P 500 Computer and Electronics Retail Index TSR

Relationship Between PEO and NEO Compensation Actually Paid and Net Income

Relationship Between PEO and NEO Compensation Actually Paid and Constant-Currency EBITDA (Company Selected Measure)

PROPOSAL 2

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
General
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to obtain an advisory vote (non-binding) from our stockholders on our executive compensation as disclosed in this proxy statement, which is often referred to as a “say on pay” proposal. At the 2025 Annual Meeting of Stockholders, the stockholders approved that a vote on “say on pay” should be sought annually, and we are conducting “say on pay” advisory votes (non-binding) in accordance with such schedule.
We are asking that our stockholders indicate their support of our executive compensation as described in this proxy statement. While this advisory vote on executive compensation is non-binding, our Board and the Compensation Committee will review the outcome of this vote and take the vote into consideration when reviewing our compensation policies and procedures which have been adjusted in response to input received from stockholders over the past year. This is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this proxy statement.
At the Meeting we will ask our stockholders to approve the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as described in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2025 Summary Compensation Table and the other compensation related tables and disclosure.”
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED
IN THIS PROXY STATEMENT.

PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED CLIMB GLOBAL SOLUTIONS, INC. 2021 OMNIBUS INCENTIVE PLAN
The Board believes that stock-based incentive awards play an important role in the success of the Company by encouraging and enabling the employees, officers, nonemployee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
We are asking our stockholders to approve the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan (the “A&R 2021 Plan”). The 2021 Plan was originally approved by the Board and stockholders effective as of June 8, 2021. On April 23, 2026, the Board unanimously approved and adopted the A&R 2021 Plan, which (i) increases the number of shares available for issuance under the 2021 Plan by 1,810,000 shares, (ii) removes liberal share recycling on stock options and stock appreciation rights, (iii) adds an annual limit for non-employee director compensation, and (iv) adds a one-year minimum vesting requirement. If approved by the stockholders, the A&R 2021 Plan will become effective on the date of the Meeting (the “Effective Date”), and will expire on the tenth anniversary of the Effective Date. Eligible participants under the A&R 2021 Plan include employees, non-employee directors and consultants of the Company and its affiliates selected by the administrator. As of April 23, 2026, approximately 400 employees and 4 non-employee directors were eligible to participate.
We are seeking stockholder approval of the A&R 2021 Plan in order to (i) comply with Nasdaq rules requiring stockholder approval of equity compensation plans and (ii) allow us to continue to utilize equity-based awards, including performance-based awards, to attract, retain, and motivate employees and to further align the interests of our employees with those of our stockholders. If the A&R 2021 Plan is not approved by our stockholders, the current 2021 Plan will remain as-is.
The A&R 2021 Plan incorporates certain governance best practices, including:
✔	No “liberal share recycling” of options or SARs.
✔	One-year minimum vesting requirement for all equity-based awards, subject to limited exclusions.
✔	Dividends and dividend equivalent rights on all awards are subject to the vesting restrictions imposed on the underlying award to which they relate.
✔	Annual compensation limit for non-employee director compensation
✔	Minimum 100% fair market value exercise price for options and SARs.
✔	No “liberal” change of control definition.
✔	No automatic single-trigger acceleration on a change of control transaction (provided that such awards are assumed, continued or substituted).
✔	No repricing of options or SARs and no cash buyout of underwater options and SARs without stockholder approval, except for certain specified circumstances.
✔	No evergreen term or automatic regrant of awards to a participant.
In reaching the conclusion as to the appropriateness of the number of shares of common stock requested to be reserved for equity-based awards under the A&R 2021 Plan, the Board and the Compensation Committee worked with management and FW Cook, our independent compensation consultant, to evaluate a number of factors, including our corporate strategy and compensation needs, our compensation philosophy of broad-based eligibility for equity incentive awards, our recent and projected share usage and the total potential dilution of the proposed share increase.
All share and per share information in this proposal has been retroactively adjusted to reflect the Stock Split.

Summary of Key Stock Plan Data
Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards granted and performance-based equity awards earned over each of the last three fiscal years:

	2025	2024	2023
Stock Options/SARs Granted	0	0	0	3-Year Average
Restricted Shares/Units Granted	174,944	207,248	530,104
Performance-Based Awards*	0	0	0
Weighted-Average Basic Common Shares Outstanding	18,096,000	17,860,000	17,604,000
Share Usage Rate	0.97%	1.16%	3.01%	1.71%

*
For purposes of the foregoing table, we calculate the share usage rate based on the applicable number of performance-based awards earned during each applicable year. For reference the number of performance awards granted during the foregoing 3-year period was as follows: 60,368 in fiscal 2025, 189,640 in fiscal 2024 and 89,788 in fiscal 2023.

Overhang as of April 6, 2026
The following table sets forth certain information as of April 6, 2026, unless otherwise noted, with respect to the Company’s outstanding equity incentive awards.

Remaining shares available for grant under the 2021 Plan*	24,593
Additional shares being requested under the A&R 2021 Plan	1,810,000
Total Stock-Settled Full-Value Awards Outstanding	739,210
Basic common shares outstanding as of the record date (April 6, 2026)	18,468,068

*
For reference purposes, the remaining shares available for grant under the 2021 Plan is denoted as of April 6, 2026. The actual number of shares which are available for future grant under the 2021 Plan will be determined as of the effective date of the A&R 2021 Plan. Any shares granted under the 2021 Plan after April 6, 2026 and before the Effective Date will reduce the shares then available for future grant under the A&R 2021 Plan. Upon stockholder approval of the A&R 2021 Plan, no further awards will be made under any predecessor plan.

On April 6, 2026, the closing price of our common stock on Nasdaq was $20.78 per share.
Dilution and Expected Duration
Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of April 6, 2026, would be 12.2%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of April 6, 2026. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
We expect that the share reserve under the A&R 2021 Plan, if this proposal is approved by our stockholders, will be sufficient for awards for approximately four years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the A&R 2021 Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
Purpose of the A&R 2021 Plan
The Board believes that the A&R 2021 Plan is critical to the Company’s ongoing effort to build stockholder value. Equity incentive awards are an important component of the executive and non-executive employees’ compensation. The Compensation Committee and the Board believe that the Company must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for the continued growth and success of the Company.

The material amendments to the 2021 Plan are:
Share Increase. As discussed above, we are requesting approval of an increase of 1,810,000 shares for the A&R 2021 Plan to cover anticipated equity awards, such as those for new hires, annual incentive and performance awards, potential special retention needs, merger and acquisition activities and non-employee director grants.
No Liberal Share Recycling for Stock Options and SARs. The A&R 2021 Plan prohibits “liberal share recycling” of shares tendered by a participant or withheld by the Company in payment of the purchase price of a stock option, shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights, shares subject to a cash-settled stock appreciation right, and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options.
Annual Limit for Non-Employee Director Compensation. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000.
One-Year Minimum Vesting Requirement. Equity-based Awards granted under the A&R 2021 Plan may not vest prior to the first anniversary of the applicable grant date; however, this limitation does not apply to substitute awards, shares delivered in lieu of fully-vested cash obligations, awards to directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, awards, or grants covering up to 5% of the shares authorized for issuance under the A&R 2021 Plan.
Summary of the A&R 2021 Plan
The following description of certain features of the A&R 2021 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the A&R 2021 Plan, which is attached hereto as Appendix B. Capitalized terms not otherwise defined in this summary under this Proposal 3 have the meanings given to them in the A&R 2021 Plan.
Number of Shares Authorized. The maximum number of shares of Common Stock reserved and available for issuance under the A&R 2021 Plan is 3,810,000 (representing the sum of 2,000,000 shares previously authorized by stockholders under the 2021 Plan and 1,810,000 new shares subject to stockholder approval under this Proposal 3). The following shares of Common Stock shall not be added to the shares of Common Stock available for issuance under the A&R 2021 Plan: (i) shares tendered by a participant or withheld by the Company in payment of the purchase price of a Stock Option, (ii) shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to Stock Options or Stock Appreciation Rights, (iii) shares subject to a cash-settled Stock Appreciation Right, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options. Shares of Common Stock underlying any awards under the A&R 2021 Plan that are forfeited, canceled, held back upon settlement of an award other than Stock Options or Stock Appreciation Rights to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated shall be added back to the shares of Common Stock available for issuance under the A&R 2021 Plan and, to the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, the shares of Common Stock that may be issued as Incentive Stock Options. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the A&R 2021 Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the A&R 2021 Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the A&R 2021 Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable, and (v) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto).
Administration. The Compensation Committee will administer the A&R 2021 Plan and, subject to the other provisions of the A&R 2021 Plan, has the authority to:
•	select the individuals to whom Awards may from time to time be granted;
•
determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

•	determine the number of shares of Common Stock to be covered by any Award;
•
determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;

•	accelerate at any time the exercisability or vesting of all or any portion of any Award;
•	extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised, subject to the provisions of the A&R 2021 Plan; and
•
adopt, alter and repeal such rules, guidelines and practices for administration of the A&R 2021 Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the A&R 2021 Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the A&R 2021 Plan; to decide all disputes arising in connection with the 2021 Plan; and to otherwise supervise the administration of the A&R 2021 Plan.

Eligibility. The A&R 2021 Plan provides that Awards may be granted to employees, non-employee directors and consultants of the Company and its Affiliates. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options granted under the A&R 2021 Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. Each Award granted under the A&R 2021 Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.
Minimum Vesting Requirement. Subject to limited exceptions set forth in the A&R 2021 Plan, equity-based Awards granted on or after the Effective Date may not vest earlier than the first anniversary of the grant date. The minimum vesting requirement does not apply to substitute Awards described in the change-in-control provision of the A&R 2021 Plan, stock delivered in lieu of fully vested cash obligations, or Awards to directors that vest on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders, so long as that meeting is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the Compensation Committee may grant equity-based Awards without regard to this minimum vesting requirement with respect to a maximum of 5% of the shares authorized for issuance under the A&R 2021 Plan, and may provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a change in control.
Limitation on Non-Employee Director Compensation. The A&R 2021 Plan provides that the aggregate grant date fair value, computed in accordance with applicable financial accounting rules, of all Awards granted to any non-employee director on or after the Effective Date during any single calendar year, plus the total cash compensation paid to such director for services rendered during that calendar year, may not exceed $750,000.
Treatment of Dividends on Unvested Restricted Stock Awards. No dividends will be paid with respect to unvested Restricted Stock Awards.

Clawback Policy. Awards under the A&R 2021 Plan will be subject to any clawback policy adopted by the Company. In addition, the A&R 2021 Plan provides for recoveries or clawbacks of awards and any shares of Common Stock issued pursuant to awards if the grantee receives any amount that should not have been received for any reason, including a financial restatement, mistaken calculation or other administrative error.
Stock Options. The A&R 2021 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2021 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The exercise price of each option will be determined by the Compensation Committee. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of Common Stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in the Company’s capital structure. The A&R 2021 Plan also prohibits, without stockholder approval, repricing through cancellation and re-grants or cancellation of Stock Options in exchange for cash or other Awards, except as otherwise provided in the adjustment and change-in-control provisions of the A&R 2021 Plan. Notwithstanding the foregoing, an option may be granted with an exercise price lower than 100% of the fair market value of the Common Stock if such option is a substitute Award and is granted in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. However, in the event that on the last business day of the term of an option, the exercise of the option is prohibited by applicable law or restricted due to the “black-out period” of a Company policy or a “lock-up” agreement, the Compensation Committee may provide that the term of the option shall be extended for a period not greater than 30 days following the end of the legal prohibition or restriction. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price. However, shares tendered or withheld to pay the exercise price of an option and shares withheld to satisfy tax withholding obligations with respect to options will not again become available for issuance under the A&R 2021 Plan.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the Common Stock on the date of grant. However, a stock appreciation right may be granted with an exercise price lower than 100% of the fair market value of the Common Stock if such stock appreciation right is a substitute Award and is granted in a manner consistent with the provisions of Section 409A of the Code. The term of a stock appreciation right may not exceed ten years, provided that, in the event that on the last business day of the term of a stock appreciation right, the exercise of the stock appreciation right is prohibited by applicable law or restricted due to the “black-out period” of a Company policy or a “lock-up” agreement, the Compensation Committee may provide that the term of the stock appreciation right shall be extended for a period not greater than 30 days following the end of the legal prohibition or restriction. Shares subject to cash-settled stock appreciation rights and shares withheld to satisfy tax withholding obligations with respect to stock appreciation rights will not again become available for issuance under the A&R 2021 Plan.

Restricted Stock. The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.
Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period.
Unrestricted Stock Awards. Subject to the limitations described above in the paragraph entitled “Minimum Vesting Requirements,” the Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the A&R 2021 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Compensation Committee may grant cash bonuses under the A&R 2021 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change in Control Provisions. In the event of a “change in control,” as defined in the A&R 2021 Plan, awards under the A&R 2021 Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the change in control, all awards with time-based conditions will become vested and exercisable upon the change in control, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a change in control unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc. The A&R 2021 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the A&R 2021 Plan, to certain limits in the A&R 2021 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the A&R 2021 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations be satisfied by withholding shares of Common Stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. Shares withheld to satisfy tax withholding obligations with respect to options and stock appreciation rights will not again become available for issuance under the A&R 2021 Plan.
Transferability of Awards. In general, unless otherwise permitted by the Compensation Committee, no Award granted under the A&R 2021 Plan is transferable by the grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and Awards may be exercised during the grantee’s lifetime only by the grantee, or by the grantee’s legal representative or guardian in the case of the grantee’s incapacity.

Amendments and Termination. The Board may at any time amend or discontinue the A&R 2021 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of any exchange where the Company is listed, any amendments that materially change the terms of the A&R 2021 Plan will be subject to approval by the Company’s stockholders. Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.
Effective Date of Plan. The A&R 2021 Plan was approved by the Board on April 23, 2026 and will become effective upon stockholder approval. Awards of incentive stock options may be granted under the A&R 2021 Plan until April 23, 2036. No other awards may be granted under the A&R 2021 Plan after the date that is ten years from the date of stockholder approval. Awards granted under the 2021 Plan will remain in effect in accordance with their terms, whether or not the A&R 2021 Plan is approved by our stockholders.
New Plan Benefits
Because the grant of awards under the A&R 2021 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the A&R 2021 Plan.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the new shares available under the A&R 2021 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the A&R 2021 Plan by our stockholders.
Material U.S. Federal Income Tax Treatment of Options and Awards
The following is a summary of the effect of U.S. federal income taxation on the participants in the A&R 2021 Plan and the Company based on current laws. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.
Incentive Stock Options (“ISO”)
An ISO results in neither taxable income to the optionee (other than potentially under the alternative minimum tax), nor a deduction to the Company at the time it is granted or exercised. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation, subject to the limitations of Section 162(m) of the Code. The optionee’s tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.
Non-Qualified Stock Options (“NSO”)
A NSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a NSO will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Code, including the limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.
If a NSO is exercised by tendering previously owned shares of the Company’s Common Stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.
Stock Appreciation Rights (“SAR”)
Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.
If the grantee receives the appreciation inherent in the SAR (change in stock price from grant date to settlement date) in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If the grantee receives the appreciation inherent in the SAR in stock, the value of the stock received is taxable as ordinary income at the fair market value of the stock at the time it is received.
In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, subject to the limitations of Section 162(m) of the Code.
Restricted Stock Awards / Performance Stock Awards
No income will be recognized at the time of grant by the recipient of a restricted stock award or performance stock award while such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock awarded will constitute ordinary income to the employee. Subject to the applicable limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the company in an amount equal to the compensation realized by the recipient. If the recipient timely makes an election under Section 83(b), taxation occurs at the time of grant rather than vesting.
Other Awards
In the case of an award of RSUs, cash performance awards, dividend equivalents or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized, subject to the limitations of Section 162(m) of the Code.
Section 162(m)
Section 162(m) of the Code generally prohibits a public company from deducting compensation paid to a “covered employee” in excess of $1.0 million in any taxable year. Prior to the enactment of The Tax Cuts and Jobs Act of 2017 (the “TCJA”) on December 22, 2017, compensation that qualified as “performance-based” compensation under Section 162(m) could be excluded from this $1.0 million limit. The TCJA repealed the “performance-based” compensation exemption for taxable years beginning after December 31, 2017 (subject to a transition rule for written binding contracts which were in effect on November 2, 2017 and are not modified in any material respect on or after such date). As a result of the repeal of the “performance-based” compensation exemption, no awards under the A&R 2021 Plan, whether performance-based or otherwise, will be eligible to be excluded from the $1.0 million limit on deductible compensation under Section 162(m).

Vote Required
The approval of the A&R 2021 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by the proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on the A&R 2021 Plan, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED
AND RESTATED CLIMB GLOBAL SOLUTIONS, INC. 2021 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. We are asking stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm at the Meeting. Representatives of Deloitte are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Deloitte has served as the Company’s independent registered public accounting firm since 2024.
We are not required to have the stockholders ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte to stockholders for ratification as a matter of good corporate governance practice. If stockholders do not ratify the appointment, the Audit Committee and the Board will consider that fact in determining whether to retain Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2027; however, the Audit Committee will not be under any obligation to adhere to the stockholders’ vote on this proposal, and in its full discretion may choose to maintain Deloitte as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. At this time, the Board and the Audit Committee believe that the continued retention of Deloitte is in the best interests of the Company and its stockholders.
The audit reports of Deloitte on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Prior to 2024, BDO USA, P.C. (“BDO”) was our independent registered public accounting firm for the year ended December 31, 2023. BDO had served as the Company’s independent registered public accounting firm from 2018 through 2024. On March 6, 2024, the Audit Committee notified BDO that they were dismissed as our independent registered public accounting firm, effective immediately. The audit report of BDO on the consolidated financial statements of the Company for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In accordance with Item 304(a)(3) of Regulation S-K under the Exchange Act, the Company provided BDO with a copy of the disclosure made by the Company in response to Item 4.01 in the Company’s Current Report on Form 8-K prior to its filing with the SEC on March 11, 2024, and requested that BDO furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to Item 4.01. A copy of BDO’s letter, dated March 7, 2024, is filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 11, 2024.
During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022 prior to BDO’s dismissal and during the subsequent interim period from January 1, 2024 through March 6, 2024, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022 prior to BDO’s dismissal, and for the subsequent interim period through March 6, 2024, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Fees and Independence
Audit Fees, Audit-Related Fees, and Tax Fees
The following table sets forth the fees billed by Deloitte for the fiscal years ended December 31, 2025, and 2024 for the categories of services indicated.

Category	2025	2024
Audit Fees(1)	$940,000	$1,065,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)
Consists of fees billed for the audit of our annual financial statements, review of interim financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings, including registration statements and consents.

The Audit Committee pre-approves all audit and permissible non-audit services performed by our independent registered public accounting firm and audit engagement fees and terms in order to ensure that the provision of such services does not impair such accounting firm’s independence.
All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by Deloitte is compatible with maintaining auditor independence. None of the services described above was approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

GENERAL
The Company does not know of any matters other than those stated in this proxy statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the discretion of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons designated therein as proxy appointees, to the extent authorized under Rule 14a-4(c) under the Exchange Act.
TRANSACTIONS WITH RELATED PERSONS
The Company has adopted a written policy whereby all transactions between the Company and each related person (as defined in Item 404 of Regulation S-K) or in which any related person had or will have a direct or indirect material interest must be on terms no less favorable to the Company than could be obtained from unrelated third parties and require pre-approval by a majority of the disinterested members of the Board. Pursuant to the Audit Committee charter, responsibility to review, approve and oversee such related person transactions has been delegated to the Audit Committee.
REPORT OF THE AUDIT COMMITTEE
In the course of fulfilling its responsibilities during fiscal year 2025, the Audit Committee of our Board has:
•	reviewed and discussed with management our audited financial statements for the year ended December 31, 2025;
•	discussed with representatives of Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•	received the written disclosures and the letter from Deloitte required by the applicable PCAOB requirements, including those regarding Deloitte’s independence; and
•	discussed with Deloitte its independence from the Company and management.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Respectfully submitted,
Andy Bryant, Chair
John McCarthy
Paul Giovacchini

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Annual Meeting of Stockholders, proxy statement and 2025 Annual Report, as the case may be, unless their broker, bank or nominee has received contrary instructions from one or more of the affected stockholders at that address. Once a stockholder has received notice from its bank or broker that it will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, any beneficial shareowner(s) at such an address wish to discontinue householding and would prefer to receive a separate copy of the Notice of Annual Meeting of Stockholders, proxy statement and 2025 Annual Report, as the case may be, or if they currently receive multiple copies at the same address and wish to receive only a single copy in the future, they may notify their bank or broker and direct their request to Broadridge, either by calling (800) 579-1639, or by writing to Broadridge, Household Department, 51 Mercedes Way, Edgewater, New York, 11717.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S 2027
ANNUAL MEETING PROXY STATEMENT AND PROXY CARD
Any stockholder proposal to be considered by us for inclusion in the Company’s proxy statement and form of proxy card for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, must be received by the Corporate Secretary at the Company’s principal executive offices located at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724, no later than December 25, 2026 (120 calendar days prior to the first anniversary of the date this proxy statement was first released to our stockholders). However, if the date of the 2027 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2027 Annual Meeting of Stockholders.
OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE COMPANY’S 2027
ANNUAL MEETING
Any director nomination or proposal that a stockholder wishes to present at the 2027 Annual Meeting of Stockholders, other than through inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, must follow the procedures described in our Certificate of Incorporation and Bylaws. Under these procedures, stockholders must submit the nomination or proposal by giving notice to our Secretary at our principal executive office not later than the earlier to occur of (x) the date that is 60 days prior to the 2027 Annual Meeting of Stockholders and (y) December 25, 2026, which is the deadline for stockholder proposals to be submitted for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders. However, if notice or public disclosure of the date of the 2027 Annual Meeting of Stockholders occurs less than 60 days prior to the meeting, any director nomination or proposal by a stockholder, to be timely, must be received by the Company not later than the close of business on the tenth day following the day on which such notice of the meeting date was furnished or such public disclosure was made, whichever occurs first. The stockholder’s notice must set forth the information required under Article V Section 5 of our Certificate of Incorporation. A copy of our current Certificate of Incorporation and Bylaws can be obtained free of charge from our Corporate Secretary who can be reached at the Company’s principal executive offices located at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for our annual meeting to be held in 2027 must give timely notice to the Company that complies with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than April 5, 2027. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination that does not comply with these requirements, our Bylaws or other applicable requirements.

By Order of the Board of Directors,
/s/ John McCarthy
April 24, 2026

APPENDIX A
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company’s reported results are presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The reported EBITDA in fiscal years 2025 and 2024 reflect certain items which affect the comparability of our results.

	Year ended
	December 31, 2025	December 31, 2024

Net income (GAAP Basis, as Reported in Form 10-K)	$21,330	$18,610
Provision for income taxes	6,588	6,408
Depreciation and amortization	7,728	4,269
Interest expense	293	335
EBITDA (Non-GAAP Basis, as Reported in Form 10-K)	35,939	29,622
Foreign currency transaction loss	737	273
Constant-currency EBITDA for Performance Metric	36,676	29,895
Acquisition related costs	807	2,311
Change in fair value of acquisition contingent consideration	1,374	3,618
Adjusted constant-currency EBITDA for Performance Metric	$38,857	$35,824

The above non-GAAP performance measure was used by management to conduct and evaluate its business during its regular review of operating results for the periods affected. Management and the Company’s Board utilized this non-GAAP measure to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. In addition, the Compensation Committee of the Company’s Board used these non-GAAP measures when setting and assessing achievement of incentive compensation goals.
We believe these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and understanding how such results compare with the Company’s historical performance.
Additionally, we believe presenting certain increases and decreases in constant currency provides a framework for assessing the performance of the Company’s business outside the United States and helps investors and analysts understand the effect of significant year-over-year currency fluctuations. We believe non-GAAP measures assist investors in developing expectations of future performance. By providing the non-GAAP measures, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. The non-GAAP financial measures are limited in their usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. Further, these non-GAAP measures may be unique to the Company, as they may be different from non-GAAP measures used by other companies.
A-1

APPENDIX B
CLIMB GLOBAL SOLUTIONS, INC.
2021 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE AS OF [    ], 2026)
SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS
This Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan (“Plan”) is hereby amended and restated as set forth herein, effective as of [    ], 2026 (“Amending Restatement”). The Plan, formerly known as the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan, was originally approved by stockholders at the 2021 Annual Meeting in June 2021. The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Climb Global Solutions, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means the entity that conducts the general administration of the Plan as provided in Section 2. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 2(c), or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition. In addition, for purposes of the definition of “Change in Control”, Affiliate includes an entity that is under common control with the Company under Sections 414(b) or (c) of the Code and the regulations thereunder.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Cause” has the meaning set forth in the grantee’s Award Agreement, or if none, the meaning set forth in the grantee’s employment agreement, or if none, “Cause” means (a) an act of personal dishonesty in connection with the grantee’s responsibilities as a service provider of the Company; (b) a plea of guilty or nolo contendere to, conviction of, or an indictment for a felony or other crime involving theft, fraud or moral turpitude, in each case in which the Administrator reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; (c) a breach of any fiduciary duty owed to the Company that has, or is reasonably expected to have, a material detrimental effect on the Company’s reputation or business as determined in good faith by the Administrator; (d) serious neglect or misconduct in the performance of the grantee’s duties for the Company or willful or repeated failure or refusal to perform such duties (except in the case of a personal disability); (e) the material breach by the grantee of any restrictive covenants (for example, relating to non-competition, non-solicitation or confidentiality); or (f) the abuse by the grantee of drugs or alcohol, if such abuse has or is reasonably expected to have a material adverse effect on the business of the Company.
“Change in Control” means, except to the extent otherwise provided in an Award Agreement, the first to occur of the following events after the grant date: (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, an Affiliate; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Stock of the Company (other than the Company or any Affiliate; or any employee benefit plan sponsored or maintained by the

Company or any Affiliate); (iii) the consummation of a merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (iv) stockholder approval of the liquidation or dissolution of the Company, other than a liquidation or dissolution for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction; or (v) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 2(a).
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Disability” has the meaning set forth in the grantee’s Award Agreement, or if none, the meaning set forth in the grantee’s employment agreement, or if none, that the grantee is determined to be disabled under Company-provided long-term disability coverage, or if none, “Disability” means the determination by the Administrator, that, because of a medically determinable disease, condition, injury or other physical or mental disability, the grantee is unable to substantially perform the duties of the grantee for the Company, and that such disability is determined or reasonably expected to last for a period of one hundred eighty (180) days (which need not be consecutive) within any twelve (12) month period. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Amending Restatement becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Change in Control.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a) Administration of Plan. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 2(a) or otherwise provided in any charter of the Committee. Notwithstanding any other provision of this Plan, the Board of Directors may exercise any and all powers of the Committee with respect to this Plan, except to the extent that the possession or exercise of any power by the Board of Directors would cause any Stock Award to become subject to, or to lose an exemption from Section 16(b) of the Exchange Act.
(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and
(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to other individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d) Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company, subject to any limitation on indemnification set forth in any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time.
(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION; LIMITATION ON NON-EMPLOYEE DIRECTOR AWARDS; MINIMUM VESTING FOR EQUITY AWARDS
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,810,000 shares (the “Limit”), subject to adjustment as provided in this Section 3. The maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Limit, subject to adjustment as provided in Section 3(b). Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock available for issuance under the Plan: (i) shares of Stock tendered by the grantee or withheld by the Company in payment of the purchase price of an Option, (ii) shares of Stock tendered by the grantee or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights, (iii) shares of Stock subject to a cash-settled Stock Appreciation Right, and (iv) shares of

Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. Except as described in the preceding sentence, shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon settlement of an award to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable, and (v) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Change in Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change in Control, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Change in Control, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Change in Control in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d) Limitation on Non-Employee Director Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director on or after the Effective Date of the Amending Restatement during any single calendar year, plus the total cash compensation paid to such director for his or her services rendered as a Non-Employee Director for such calendar year, shall not exceed $750,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
(e) Minimum Vesting for Equity Awards. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan on or after the Effective Date of the Amending Restatement, shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) substitute Awards described in Section 3(c), (ii) Stock delivered in lieu of fully vested cash obligations, and (iii) Awards to directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the shares authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 3); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment, or a Change in Control, in the terms of the Award or otherwise.
SECTION 4.	ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion.
SECTION 5.	STOCK OPTIONS
(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than 100 percent of the Fair Market Value of the Stock if such Option is a substitute Award and is granted in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of the Option is prohibited by applicable law or (y) Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such Option at the date the initial term would otherwise expire is above the Fair Market Value.
(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods, as permitted in the sole discretion of the Administrator, except to the extent otherwise provided in the Option Award Agreement:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.	STOCK APPRECIATION RIGHTS
(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with an exercise price lower than 100% of the Fair Market Value of the Stock if such Stock Appreciation Right is a substitute Award and is granted in a manner consistent with the provisions of Section 409A of the Code.
(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Stock Appreciation Right shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such Stock Appreciation Right at the date the initial term would otherwise expire is above the Fair Market Value. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7.	RESTRICTED STOCK AWARDS
(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b) Rights as a Stockholder. A grantee shall not have the rights of a stockholder with respect to the voting of, or receipt of dividends with respect to, Restricted Shares, unless and until the grantee becomes vested in such Restricted Shares. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been forfeited by the grantee and reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse, which shall be reflected in the Restricted Stock Award Agreement. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.	RESTRICTED STOCK UNITS
(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock or cash. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 9.	UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. Subject to Section 3(e) above, the Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.	CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11.	DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.	TRANSFERABILITY OF AWARDS
(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13.	TAX WITHHOLDING
(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14.	SECTION 409A AWARDS; SECTION 280G CUTBACK
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. If payment under a 409A Award is triggered by a Change in Control, payment shall be made upon such event only if the Change in Control meets the requirements of

Section 409A(a)(2)(A)(v). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
Notwithstanding any provision of this Plan to the contrary, if any payment or benefit that a grantee would otherwise receive from the Company pursuant to an Award under the Plan or otherwise (a “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below). The “Reduced Amount” will be either (1) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (2) the entire Payment, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in grantee’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction in the Payment is to be made, the reduction in payments and/or benefits will occur in the following order: (1) reduction of cash payments; and (2) reduction of other benefits paid to grantee. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of grantee’s equity awards. In no event will the Company be liable to grantee for any amounts not paid as a result of the operation of this paragraph (other than for the Company’s obligations to pay the Reduced Amount or the entire Payment, as applicable). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from the Excise Tax, and the grantee shall be responsible for payment of the Excise Tax (if applicable).
SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.	AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).
SECTION 17.	STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS
(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b) Issuance of Stock. Unless otherwise provided by the Administrator, grantees under this Plan shall not be entitled to stock certificates. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). To the extent the Administrator determines that any stock granted under this Plan shall be certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee may be required to repay any such excess amount to the Company at the discretion of the Board or Committee.
(g) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(h) Successors and Assigns. The Company may assign any of its rights under the Plan or any Award issued thereunder without the grantee’s consent. The Plan and any Awards issued thereunder will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in any Award Agreement, this Plan and any Award Agreement issued thereunder will be binding upon the grantee and the grantee's beneficiaries, executors, administrators and permitted transferees.

SECTION 19.	EFFECTIVE DATE OF AMENDING RESTATEMENT
This Amending Restatement shall become effective upon the date on which it is approved by stockholders in accordance with applicable law, the Company’s bylaws and articles of incorporation, as amended, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Amending Restatement is approved by the Board. Awards granted under the Plan prior to the Effective Date of the Amending Restatement will remain in effect in accordance with their terms.
SECTION 20.	GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware, applied without regard to conflict of law principles. With respect to any claim or dispute related to or arising under the Plan or any Award thereunder, the grantee, by acceptance of an Award, consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Monmouth County, New Jersey, and waives, to the fullest extent permitted by law, any defenses to venue and jurisdiction in Monmouth County, New Jersey.

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The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. To elect four directors to serve on the Board, each until the next annual meeting of stockholders and until their successors are elected and qualified.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) John McCarthy 02) Andy Bryant 03) Dale Foster 04) Paul Giovacchini

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: The transaction of any other business that may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's 10K to Stockholders for the fiscal year ended December 31, 2025.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000706593_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Proxy Statement are available at www.proxyvote.com

CLIMB GLOBAL SOLUTIONS, INC.
Annual Meeting of Stockholders
June 2, 2026 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Climb Global Solutions, Inc., a Delaware corporation, hereby appoint(s) Dale Foster and Matthew Sullivan, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution to each of them, and hereby authorize(s) them to represent and to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 2, 2026, at 10:00 a.m., Eastern Daylight Time, via live webcast at www.virtualshareholdermeeting.com/CLMB2026, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof and matters incident to the conduct of the meeting, to the extent authorized under Rule 14a-4(c) under the Securities Exchange Act of 1934. **IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE BOARD’S NOMINEES UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 and 4.**

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD, USING THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY.

0000706593_2 R2.09.05.010

Continued and to be signed on reverse side